                     AGREEMENT AND PLAN OF REORGANIZATION

                                 BY AND AMONG

                     VETERINARY CENTERS OF AMERICA, INC.,

                              PRI MERGER COMPANY,

                                 PETS RX, INC.

                                    AND THE

                            PRINCIPAL STOCKHOLDERS


                               FEBRUARY 27, 1996

                               TABLE OF CONTENTS

                                                                                     PAGE
AGREEMENT AND PLAN OF REORGANIZATION..................................................  1

R E C I T A L S.......................................................................  1

A G R E E M E N T.....................................................................  1

ARTICLE 1.    Definitions.............................................................  1

ARTICLE 2.    The Merger..............................................................  7
     2.1      The Merger..............................................................  7
     2.2      Effect of the Merger....................................................  7
     2.3      Filings.................................................................  7
     2.4      Charter Documents, By-Laws and Directors................................  8
     2.5      Conversion of Company Common Stock and
              Company Preferred Stock.................................................  8
     2.6      Escrow of Merger Consideration..........................................  9
     2.7      Delivery of Certificates................................................  9
     2.8      Purchase Rights.........................................................  9
     2.9      Closing of Transfer Books............................................... 10
     2.10     Dissenting Stockholders................................................. 10
     2.11     Dissenter Payment....................................................... 11
     2.12     Lost Certificates....................................................... 11

ARTICLE 3.    The Closing............................................................. 11

ARTICLE 4.    Representations and Warranties of the Company........................... 11
     4.1      Organization and Standing; Charter Documents and By-Laws................ 12
     4.2      Authorization........................................................... 12
     4.3      Capital Stock........................................................... 13
     4.4      Subsidiaries and Affiliates and Other Names............................. 13
     4.5      No Consents............................................................. 13
     4.6      Financial Statements.................................................... 14
     4.7      Liabilities............................................................. 14
     4.8      Absence of Certain Changes or Events.................................... 14
     4.9      Real Property........................................................... 16
     4.10     Tangible Personal Property.............................................. 16
     4.11     Condition of Facilities................................................. 16
     4.12     Contracts............................................................... 17
     4.13     Employee Benefits....................................................... 18
     4.14     Company and its Subsidiary Employees.................................... 19
     4.15     Tax Audits and Payment of Taxes......................................... 20
     4.16     Payments to Company Employees........................................... 22
     4.17     Litigation.............................................................. 22
     4.18     Insurance............................................................... 23

     4.19     Accounts Receivable..................................................... 23
     4.20     Loans and Advances...................................................... 23
     4.21     Severance and Employment Agreements..................................... 23
     4.22     Compliance With Applicable Law.......................................... 23
     4.23     Permits................................................................. 24
     4.24     Environmental Compliance Matters........................................ 24
     4.25     No Change of Control Provision.......................................... 25
     4.26     Brokers................................................................. 25
     4.27     Company Confidentiality Agreement....................................... 25
     4.28     Conversion Terms........................................................ 25
     4.29     Information............................................................. 25
     4.30     Knowledge............................................................... 26

ARTICLE 4A.   Representations and Warranties of the Principal Stockholders............ 26

ARTICLE 5.    Representations and Warranties of the Parent and MergerCo............... 27
     5.1      Organization and Standing; Charter Documents and By-Laws................ 27
     5.2      Authorization........................................................... 27
     5.3      Validity of Merger Shares............................................... 28
     5.4      SEC Reports............................................................. 28
     5.5      No Consents............................................................. 28
     5.6      Compliance With Applicable Law.......................................... 29
     5.7      No Brokers.............................................................. 29
     5.8      Information............................................................. 29
     5.9      Registration Statement.................................................. 29

ARTICLE 6.    Pre-Merger Covenants of the Parent, the Company,
              the Principal Stockholders and MergerCo................................. 30
     6.1      Conduct of Business of the Company...................................... 30
     6.2      Inspection of Records................................................... 31
     6.3      Stockholder Approval.................................................... 31
     6.4      Principal Stockholder Approval.......................................... 31
     6.5      Parent Board Approval................................................... 32
     6.6      Rule 145 Affiliates..................................................... 32
     6.7      Reorganization.......................................................... 32
     6.8      Filings; Other Action................................................... 32
     6.9      Publicity............................................................... 33
     6.10     Acquisition Proposals................................................... 33
     6.11     Disclosure Schedule..................................................... 33
     6.12     Exhibits and Schedules.................................................. 34
     6.13     No Transfer of Company Securities....................................... 34
     6.14     Merger Tax Matters...................................................... 34
     6.15     Exemption or Registration of Merger Shares.............................. 34

ARTICLE 7.    Conditions Precedent to Merger Obligation of
              the Company............................................................. 34
     7.1      Opinion of Counsel for the Parent and MergerCo.......................... 34

     7.2      Compliance by the Parent; Representations and Warranties
              Correct................................................................. 34
     7.3      Governmental and Regulatory Consents.................................... 35
     7.4      Consents................................................................ 35
     7.5      Blue Sky Requirements................................................... 35
     7.6      Exemption or Registration of Merger Shares.............................. 35
     7.7      Litigation.............................................................. 35
     7.8      No Material Adverse Changes............................................. 36
     7.9      Tax Opinion............................................................. 36
     7.10     Escrow of Merger Consideration.......................................... 36
     7.11     Investment Letter....................................................... 36

ARTICLE 8.    Conditions Precedent to Merger Obligation
              of the Parent and MergerCo.............................................. 36
     8.1      Opinion of Counsel for the Company...................................... 36
     8.2      Compliance by the Company and the Principal Stockholders;
              Representations and Warranties Correct.................................. 37
     8.3      Estoppel Certificates and Non-Disturbance Agreements.................... 37
     8.4      Due Diligence........................................................... 37
     8.5      Hart Scott Act Filing................................................... 37
     8.6      Consents................................................................ 38
     8.7      Non-Competition Agreements.............................................. 38
     8.8      Blue Sky Requirements................................................... 38
     8.9      Accounting Treatment.................................................... 38
     8.10     Escrow of Merger Consideration.......................................... 38
     8.11     Company Stockholders Approval........................................... 38
     8.12     Parent Board of Director Approval....................................... 39
     8.13     Resignation of Company Officers and Directors........................... 39
     8.14     Company Certificate Regarding Company Securities........................ 39
     8.15     Company Affiliate's Letters............................................. 39
     8.16     Continued Employment of Key Managers.................................... 39
     8.17     Investment Letter....................................................... 39
     8.18     No Adverse Changes...................................................... 40

ARTICLE 9.    Post-Closing Covenants.................................................. 40
     9.1      Indemnification......................................................... 40
     9.2      Registration Statement Filing........................................... 44
     9.3      Listing of Additional Shares on NASDAQ.................................. 46
     9.4      Company Failure to Close................................................ 46

ARTICLE 10.   Termination............................................................. 47
     10.1     Material Breach......................................................... 47
     10.2     Consummation of Merger.................................................. 47
     10.3     Due Diligence........................................................... 47
     10.4     Mutual Consent.......................................................... 47
     10.5     Effect of Termination................................................... 47

ARTICLE 11.   Choice of Law; Arbitration.............................................. 48

ARTICLE 12.   Miscellaneous Provisions................................................ 49
     12.1     Notices................................................................. 49
     12.2     Severability............................................................ 50
     12.3     Exhibits and Schedules.................................................. 50
     12.4     Headings................................................................ 50
     12.5     No Adverse Construction................................................. 50
     12.6     Counterparts............................................................ 50
     12.7     Costs and Attorneys' Fees............................................... 50
     12.8     Successors and Assigns.................................................. 50
     12.9     Amendment............................................................... 50
     12.10    Waiver.................................................................. 51
     12.11    Entire Agreement........................................................ 51
     12.12    Disclosure Schedule..................................................... 51
     12.13    Obligations of the Parent............................................... 51

LIST OF EXHIBITS...................................................................... 54

LIST OF SCHEDULES..................................................................... 55

                     AGREEMENT AND PLAN OF REORGANIZATION


     This Agreement and Plan of Reorganization (the "Agreement") is made and entered into as of February 27, 1996, by and among the persons identified on

Schedule A hereto (each individually, a "Principal Stockholder" and
- - ----------
collectively, the "Principal Stockholders"), Veterinary Centers of America, Inc., a Delaware corporation ("Parent"), PRI Merger Company, a Delaware corporation ("MergerCo") and Pets Rx, Inc., a Delaware corporation (the "Company").


                                R E C I T A L S
                                - - - - - - - -
     A. The Company and Parent jointly desire that Parent acquire all of the issued and outstanding stock of the Company.

     B. The parties have determined that the most expeditious manner of accomplishing such acquisition would be the merger of MergerCo with and into the Company (the "Merger").

     C. The parties hereto desire to adopt a Plan of Reorganization within the meaning of Sections 368(a) of the Internal Revenue Code of 1986, as amended (the "Code").

                               A G R E E M E N T
                               - - - - - - - - -
     NOW, THEREFORE, in consideration of the foregoing premises, and mutual covenants and agreements hereinafter set forth, the parties to this Agreement hereby agree as follows:

                                    ARTICLE
                                    -------

                                 DEFINITIONS.
                                 -----------

     As used in this Agreement, terms defined in the preamble and recitals hereto shall have the respective meanings specified therein and the following terms shall have the meanings set forth below:

                 1.1     "ADJUSTMENT AMOUNT" shall mean the sum of (i) the
                                                            ------
amount by which (A) the out-of-pocket expenses actually incurred by the Company in connection with the negotiation, execution and closing of this Agreement (including the audit of the Company's 1995 financial statements), paid or payable to accountants, lawyers, investment bankers and other professionals engaged with respect to the Merger, plus (B) 50% of all fees paid in connection with any filing made by the Company or the Parent under the Hart Scott Act, plus
(C) any tax liabilities of the Company as of the Closing to the extent that such amounts are not reflected on the November 30, 1995 balance sheet of the Company, in the aggregate exceed $300,000; plus (ii) the settlement amount to be paid or payable with respect to the settlement of that certain action known as Barrett
v. Pets' Rx, Inc. to the extent such amount exceeds

$200,000; plus (iii) any cash amounts paid or payable under the employment agreement with Barry Matthews as a result of a "change of control" of the Company or as a result of the termination or modification of such agreement (the "Employee Costs"), but only to the extent that such Employee Costs exceed $150,000.

                 1.2 "ADJUSTMENT SHARES" shall mean that number of shares computed by dividing the Adjustment Amount by the Parent Per Share Value.

                 1.3 "AFFILIATE" means, when used with reference to a specified Person, any Person that directly or indirectly through one or more intermediaries controls or is controlled by, or is under common control with, the specified Person. For purposes of the preceding sentence, the term "control" means the power, direct and indirect, to direct or cause the direction of the management and policies of a Person through voting securities, contract or otherwise.

                 1.4 "AGREEMENT" shall mean this Agreement and Plan of Reorganization.

                 1.5 "ANCILLARY AGREEMENTS" shall mean the Certificate of Merger and the Escrow Agreement.

                 1.6 "CLASS A PREFERRED STOCK" shall mean the series of Convertible Preferred Stock, par value $0.01 per share, of the Company originally issued in 1994.

                 1.7 "CODE" shall mean the Internal Revenue Code of 1986, as amended.

                 1.8 "COMPANY" shall mean Pets Rx, Inc., a Delaware corporation.

                 1.9 "COMPANY COMMON STOCK" shall mean the Common Stock, par value $0.01 per share, of the Company.

                 1.10 "COMPANY OPTION SHARES" shall mean (i) with respect to warrants, options, and all other rights to purchase Company Common Stock, those shares of Company Common Stock issuable upon exercise of such warrants, options and other rights, and (ii) with respect to warrants, options, and all other rights to purchase Company Preferred Stock, those shares of Company Common Stock issuable upon the conversion of the Company Preferred Stock issuable upon exercise of such warrants, options and other rights in each case as previously granted or committed to be granted by the Company.

                 1.11 "COMPANY PREFERRED STOCK" shall mean the Class A Preferred Stock, the Convertible Preferred Stock and any other preferred stock of the Company.

                 1.12 "COMPANY PURCHASE RIGHTS" shall mean each outstanding right to purchase Company Option Shares.

                 1.13 "COMPANY SECURITIES" shall mean the Company Common Stock, Class A Preferred Stock, Convertible Preferred Stock, any other outstanding Company Preferred Stock and Company Purchase Rights.

                 1.14 "COMPANY SECURITYHOLDERS" means the holders of the Company Securities.

                 1.15 "CONVERTIBLE PREFERRED STOCK" shall mean the series of Convertible Preferred Stock, par value $0.01 per share, of the Company originally issued in 1991.

                 1.16 "DELAWARE LAW" shall mean the General Corporation Law of the State of Delaware.

                 1.17 "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended.

                 1.18 "EXCHANGE FACTOR" shall be determined by multiplying the Merger Shares by a fraction, (i) the numerator of which is one and (ii) the denominator of which is the sum of (A) the number of outstanding shares of Company Common Stock immediately prior to the Effective Time and (B) the number of shares of Company Common Stock issuable upon conversion of the outstanding Class A Preferred Stock immediately prior to the Effective Time and (C) the number of shares of Company Common Stock issuable upon conversion of the outstanding Convertible Preferred Stock immediately prior to the Effective Time, and (D) the number of shares of Company Common Stock issuable upon conversion of any other class of Company Preferred Stock outstanding immediately prior to the Effective Time.

                 1.19 "GAAP" shall mean generally accepted accounting principles.

                 1.20 "HART SCOTT ACT" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

                 1.21 "MATERIAL ADVERSE EFFECT" means (i) with respect to the Company and its Subsidiaries, an effect which is materially adverse to the business, properties, assets, revenues, operations, financial condition or results of operations of the Company and its Subsidiaries, taken as a whole,
(ii) with respect to the Parent and its Subsidiaries, an effect which is materially adverse to the business, properties, assets, revenues, operations, financial condition or results of operations of the Parent and its Subsidiaries, taken as a whole, (iii) with respect to any Veterinary Hospital, an effect which is materially adverse to the business or operations of such Veterinary Hospital.

                 1.22 "MERGER SHARES" shall mean 970,000 shares of Parent Common Stock minus the Reduction Shares, which Merger Shares are to be exchanged for the Company Common Stock and the Company Preferred Stock pursuant to this Agreement.

                 1.23 "MERGERCO SECURITIES" shall mean all of the issued and outstanding capital stock of MergerCo.

                 1.24 "PARENT" shall mean Veterinary Centers of America, Inc., a Delaware corporation.

                 1.25 "PARENT COMMON STOCK" shall mean the Common Stock, par value $0.001 per share, of the Parent.

                 1.26 "PERSON" includes an individual, partnership, limited liability company, limited liability partnership, trust, estate, corporation, joint venture, unincorporated association, government bureau or agency or other entity of whatsoever kind or nature.

                 1.27 "POOLING RULES" shall mean the rules existing under GAAP and the rules, regulations and pronouncements of the SEC, the compliance with which is required for the treatment of the Merger as a pooling of interests.

                 1.28 "PRINCIPAL STOCKHOLDERS" shall mean those holders of Company Securities listed on Schedule A attached hereto.

                 1.29 "REDUCTION SHARES" means the sum of (i) that number of shares of Parent Common Stock to which the Dissenters would be entitled as a result of the Merger but for their being Dissenters, plus (ii) the number of
                                                     ----
"Dilutive Shares" underlying In-the-Money Company Purchase Rights and In-the-Money Convertible Debt (each as defined below) outstanding immediately prior to the Effective Time, plus (iii) the number of Adjustment Shares. The number of
                    ----
"Dilutive Shares" at the Effective Time shall be the sum of (A) the number of Company Option Shares issuable upon exercise of In-the-Money Company Purchase Rights and the number of shares of Company Common Stock issuable upon conversion of In-the-Money Convertible Debt outstanding immediately prior to the Effective Time, minus (B) the result of dividing (x) the aggregate dollar amounts which would be payable by the holders of In-the-Money Purchase Rights upon the exercise thereof plus the aggregate debt of the Company retired as a result of
                 ----
the conversion of the In-the-Money Convertible Debt, by (y) the Per Share Merger Price, and multiplying the sum of (A) above minus (B) above by the Exchange Factor. In-the-Money Company Purchase Rights shall mean those Company Purchase Rights outstanding immediately prior to the Effective Time which have an effective exercise price per share of Company Common Stock which is less than the Per Share Merger Price. In-the-Money Convertible Debt means any debt instrument of the Company outstanding immediately prior to the Effective Time which by its terms is convertible into Company Common Stock at an effective conversion price per share of Company Common Stock which is less than the Per Share

Merger Price. The Per Share Merger Price shall be determined by dividing (A) 970,000 multiplied by the Parent Per Share Value, by (B) the sum of (A) the number of outstanding shares of Company Common Stock immediately prior to the Effective Time and (B) the number of shares of Company Common Stock issuable upon conversion of the outstanding Class A Preferred Stock immediately prior to the Effective Time and (C) the number of shares of Company Common Stock issuable upon conversion of the outstanding Convertible Preferred Stock immediately prior to the Effective Time, and (D) the number of shares of Company Common Stock issuable upon conversion of any other class of Company Preferred Stock outstanding immediately prior to the Effective Time and (E) that number of shares of Company Common Stock issuable upon exercise or conversion of outstanding In-The-Money Company Purchase Rights and outstanding In-The-Money Convertible Debt. The effective exercise price or conversion price of any Company Purchase Right or Company Convertible Debt which is exercisable for or convertible into Company Preferred Stock shall be determined after giving effect to the conversion of such Company Preferred Stock into Company Common Stock.

                 1.30 "SECURITIES ACT" means the Securities Act of 1933, as amended.

                 1.31    "SEC" means the Securities and Exchange Commission.

                 1.32 "STOCKHOLDER ANCILLARY AGREEMENTS" shall mean the Affiliate Letters, the Investment Letters and the Non-Competition Agreements.

                 1.33 "STOCK PLAN" shall mean the Pets Rx, Inc. employee stock option plan(s) identified in Schedule 1.33.

                 1.34 "SUBSIDIARY" of the Company means any Person of which equity securities possessing more than a 10% ownership interest are, at the time as of which such determination is being made, owned by the Company or its Subsidiaries either directly or indirectly through one or more Subsidiaries.

                 1.35 "VETERINARY HOSPITALS" shall mean the veterinary hospitals and clinics owned and operated by the Company or its Subsidiaries.

                 1.36 The following terms are defined in the following sections of this Agreement:

DEFINED TERM                                       WHERE FOUND
- - ------------                                       -----------

Acquisition Proposal                               Section 6.10
Affiliate Letter                                   Section 6.6
Audited Financial Statements                       Section 4.6
CERCLA                                             Section 4.24
Certificates                                       Section 2.7
Certificate of Merger                              Section 2.3
Claims                                             Section 4A.2
Closing                                            Article 3
Closing Date                                       Article 3
Company Organizational Documents                   Section 4.1
Constituent Corporations                           Section 2.1
Damages                                            Section 9.1.1
Delaware Secretary of State                        Section 2.3
Dilutive Shares                                    Section 1.29
Disclosure Schedule                                Article 4
Dissenter                                          Section 2.10
Effective Time                                     Section 2.3
Environmental Laws                                 Section 4.24
Escrow Shares                                      Section 9.1.7
Hazardous Substances, Hazardous
  Wastes, Hazardous Materials,
  Pollutants, Solid Wastes,
  Contaminants and Toxic Substances                Section 4.24
Indemnified Party                                  Section 9.1.1
Indemnifying Party                                 Section 9.1.1
Interim Financial Statements                       Section 4.6
Investment Letter                                  Section 7.11
In-the-Money Company Purchase Rights               Section 1.29
In-the-Money Convertible Debt                      Section 1.29
Liabilities                                        Section 4.7
Material Contracts                                 Section 4.12
Merger                                             Section 2.1
Non-Competition Agreement                          Section 8.7
Parent Per Share Value                             Section 2.5.3
Permits                                            Section 4.23
Per Share Merger Price                             Section 1.29
Registration Statement                             Section 9.2.1
Remedies Exception                                 Section 4.2
Rule 145 Affiliates                                Section 6.6
Standard Form Confidentiality
  Agreement                                        Section 4.27
Surviving Corporation                              Section 2.1
Third Party Claim                                  Section 9.1.1

                                  ARTICLE 2.
                                  ----------

                                  THE MERGER.
                                  ----------

          2.1 THE MERGER. On the terms and subject to the conditions set forth in this Agreement, at the Effective Time, in accordance with this Agreement and the Delaware Law, MergerCo shall merge with and into the Company (the "Merger"), the separate existence of MergerCo shall cease and the Company shall continue as the surviving corporation. The Company, in its capacity as the entity surviving the Merger, is sometimes referred to herein as the "Surviving
                                                                     ---------
Corporation" and MergerCo and the Company are sometimes referred to collectively
- - -----------
herein as the "Constituent Corporations."
               ------------------------


          2.2 EFFECT OF THE MERGER. At the Effective Time, the identity and separate existence of MergerCo shall cease and the Surviving Corporation shall succeed, without other transfer, to all of the rights, privileges, immunities, powers, franchises and authority, whether of a public or private nature, and be subject to all restrictions, disabilities and duties, of each of the Constituent Corporations, and all the rights, privileges, immunities, powers, franchises and authority of each of the Constituent Corporations, and all assets and properties of every description, real, personal and mixed, and every interest therein, wherever located, and all debts, liabilities and other obligations belonging or due to either of the Constituent Corporations on whatever account, as well as stock subscriptions and all other things in action belonging or due to each of the Constituent Corporations, shall be vested in the Surviving Corporation, and all property rights, privileges, immunities, powers, franchises and authority, and all and every other interest, shall be thereafter as effectually the property of the Surviving Corporation as they were of the Constituent Corporations, and the title to any real estate or interest therein vested in either Constituent Corporation shall not revert or be in any way impaired by reason of the Merger but all rights of creditors and all liens upon any property of either of the Constituent Corporations shall be preserved unimpaired, and the Surviving Corporation shall be liable for the debts, liabilities and other obligations of each of the Constituent Corporations, and any claims existing or action or proceeding pending, by or against either the Constituent Corporations may be prosecuted to judgment with right of appeal, as if the Merger had not taken place.

          2.3 FILINGS. On the Closing Date, MergerCo and the Company shall cause the Merger to be consummated by executing, delivering and filing a Certificate of Merger with the Secretary of State of the State of Delaware (the "Delaware Secretary of State"). The "Certificate of Merger" shall be substantially in the form attached hereto as Exhibit 2.3. The Parties shall on
                                             -----------
the Closing Date file such other documents with the Delaware Secretary of State as may be required by the provisions of the Delaware Law and as are necessary to cause the Merger to become effective. The Merger shall become effective when the Certificate of Merger and such other necessary documents are so filed with the Delaware Secretary of State or at such other time thereafter as provided in the Certificate of Merger. The time at which the Merger becomes effective is herein referred to as the "Effective Time."

          2.4    CHARTER DOCUMENTS, BY-LAWS AND DIRECTORS.

                 2.4.1 From and after the Effective Time, the Certificate of Incorporation of the Company, as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation of the Surviving Corporation, and shall thereafter continue in effect until amended as provided therein and in accordance with the Delaware Law.

                 2.4.2 The present by-laws of the Company shall be and remain the by-laws of the Surviving Corporation until the same shall be altered, amended or repealed in accordance with the Delaware Law.

                 2.4.3 At the Effective Time, each of the members of the Board of Directors of the Company and its Subsidiaries shall resign and, concurrently with such resignation, persons designated by the Parent shall be appointed the directors and officers of the Surviving Corporation, and the Surviving Corporation's Subsidiaries, to serve in accordance with the by-laws of the Surviving Corporation, in the case of each such director or officer, until his successor is duly elected or appointed and qualified or until his earlier death, resignation or removal in accordance with the by-laws of the Surviving Corporation.

          2.5 CONVERSION OF COMPANY COMMON STOCK AND COMPANY PREFERRED STOCK. At the Effective Time, by virtue of the Merger and without any further action on the part of the Company, the Company Securityholders, MergerCo, or Parent each issued and outstanding share of Company Common Stock and Company Preferred Stock shall be cancelled and converted into the right to receive the following:

                 2.5.1 each share of Company Common Stock outstanding immediately prior to the Effective Time (except any share of Company Common Stock held by a Dissenter immediately prior to the Effective Time) shall entitle the holder thereof to that number of validly issued, fully paid and non-assessable Merger Shares (including any fractional share) as is equal to the number one multiplied by the Exchange Factor;

                 2.5.2 each share of Company Preferred Stock outstanding immediately prior to the Effective Time (except any share of Company Preferred Stock held by a Dissenter immediately prior to the Effective Time) shall entitle the holder thereof to that number of validly issued, fully paid and non-assessable Merger Shares (including any fractional share) as is equal to the number of shares of Company Common Stock into which such share of Company Preferred Stock is convertible immediately prior to the Effective Time multiplied by the Exchange Factor;

                 2.5.3 no fractional shares of Parent Common Stock will be issued, but in lieu thereof, any Company Securityholder who would otherwise be issued a fractional share of Parent Common Stock after aggregating all of the Merger Shares otherwise issuable to him in the Merger, shall be paid cash equal to the value of such fractional share, based on the average per share closing sales price of the Parent Common Stock as reported by the National Association of Securities Dealers, Inc. National Market System (the "NMS") for the five trading days ending two days prior to the Closing Date (the "Parent Per Share Value");

                 2.5.4 each share of Company Common Stock and Company Preferred Stock held by a Dissenter immediately prior to the Effective Time shall entitle the holder thereof to receive the cash consideration determined and payable in accordance with Section 262 of the Delaware Law, except as otherwise agreed by the Company, Parent and the Dissenter; and

          2.6 ESCROW OF MERGER CONSIDERATION. Notwithstanding the provisions of this Article 2, the Parent shall place in escrow pursuant to the terms of
Section 8.10 hereof and the Escrow Instrument in effect pursuant thereto that number of Merger Shares equal to 10% of the total Merger Shares.

          2.7 DELIVERY OF CERTIFICATES. On or before the tenth day after the Closing Date, the Parent shall make available, and each holder of Company Securities other than the Dissenters shall be entitled to receive, upon surrender to the Parent or its representatives of any certificate or certificates evidencing such Company Securities (the "Certificates") for cancellation, the aggregate Merger Shares into which such Company Securities have been converted in the Merger, and, upon such surrender of each Certificate and delivery by the Company of the aggregate number of Merger Shares in exchange therefor, such Certificates shall forthwith be cancelled. Until so surrendered, each Certificate shall be deemed for all corporate purposes to evidence only the right to receive upon such surrender the aggregate number of Merger Shares into which the Company Securities represented thereby shall have been converted.

          2.8 PURCHASE RIGHTS. Each of the Company Purchase Rights shall, subject to the terms of any applicable stock option or warrant agreement, remain outstanding following the Effective Time. At the Effective Time, such Company Purchase Rights shall, by virtue of the Merger and without any further action on the part of the Company, MergerCo, Parent or the holder of any Company Purchase Right, be assumed by the Parent in such manner that the Parent (x) is a corporation "assuming a stock option in a transaction to which Section 424 applied" within the meaning of Section 422 of the Code or (y) to the extent
Section 424 of the Code does not apply to any such Company Purchase Rights, would be such a corporation were Section 424 applicable to such option. Each Company Purchase Right assumed by the Parent shall be exercisable upon the same terms and conditions as under the applicable stock option or warrant agreement, except that (i) each such Company Purchase Right shall be exercisable for that number of shares of Parent Common Stock (to the nearest whole share) into which the Company Option Shares subject to such Company Purchase Right immediately prior to the

Effective Time would be converted under Section 2.5.1 or 2.5.2 of this Agreement, and (ii) the option price per share of Parent Common Stock shall be equal to (x) the per share exercise price of such Company Purchase Right in effect immediately prior to the Effective Time multiplied by the number of Company Option Shares subject to such Company Purchase Right immediately prior to the Effective Time, divided by (y) the number of shares of Parent Common Stock subject to such Company Purchase Right immediately after the Effective Time. No payment shall be made for fractional interests. In connection with the assumption of the Company Purchase Rights, the Parent shall effect such assumption in such manner as not to affect the "incentive" status of those options which are "incentive" stock options within the meaning of the Code at the Effective Time. From and after the date hereof, no additional Company Purchase Rights shall be granted by the Company and no "vesting" or exercise schedule of any Company Purchase Rights shall be modified or accelerated (other than pursuant to the express terms of such Company Purchase Right) and no exercise price of any Company Purchase Right shall be modified.

          2.9 CLOSING OF TRANSFER BOOKS. At and after the Effective Time, transfers of the shares of Company Common Stock and Company Preferred Stock outstanding immediately prior to the Effective Time shall not be made on the stock transfer books of the Company.

          2.10 DISSENTING STOCKHOLDERS. All issued and outstanding shares of Company Common Stock and Company Preferred Stock held by holders of record as of the date fixed for determination of stockholders entitled to notice of and to vote at the meeting of the Company Stockholders who shall have neither voted in favor of the Merger nor consented thereto in writing and shall have delivered (and then been entitled to deliver) to the Company a written demand for appraisal of their shares of Company Common Stock and/or Company Preferred Stock within the time and in the manner provided in Section 262 of the Delaware Law (individually, a "Dissenter," and collectively, the "Dissenters") shall not be converted into Parent Common Stock, but shall be entitled to receive such consideration as shall be provided in Section 262 in accordance with the terms and subject to the conditions set forth in said Section 262, except that each share of Company Common Stock and Company Preferred Stock issued and outstanding immediately prior to the Effective Time and held by a Dissenter who shall thereafter withdraw his demand for appraisal of his shares of Company Common Stock and/or Company Preferred Stock with the Surviving Corporation's consent or lose his right to such payment as provided in Section 262 shall be deemed converted, as of the Effective Time, into fully paid and nonassessable shares of Parent Common Stock, in which event such stockholder shall no longer be a Dissenter. The Company shall deliver to the Parent (i) on the first business day following the meeting of Company Securityholders (or the twenty first (21st) day following notice of written consent), a list of all holders of Company Common Stock and Company Preferred Stock who have filed written demands for payment of their shares of Company Common Stock and/or Company Preferred Stock by the date of such meeting in accordance with said Section 262, and (ii) from time to time, as the Parent shall reasonably request, other relevant information with respect to such objections and demands. The Company shall afford to the Parent the opportunity to participate in all negotiations and proceedings with respect to any such demands and shall not, prior to the Effective Time, except with the prior written consent of the Parent, voluntarily make any payment with respect to, settle or offer or agree to settle, any such demands for payment.

          2.11 DISSENTER PAYMENT. Each Dissenter who becomes entitled, pursuant to the provisions of Section 262 of the Delaware Law, to payment for the shares of Company Common Stock and/or Company Preferred Stock held by such Dissenter shall receive the payment therefor provided under Section 262 from the Surviving Corporation (less amounts to be placed in escrow pursuant to Section
8.10 hereof), but only up to the amount of such payment as shall have been agreed upon or finally determined pursuant to Section 262, and such shares shall thereupon be cancelled.

          2.12 LOST CERTIFICATES. Notwithstanding the provisions of Section 2.7, in the event any certificate representing Company Securities has been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such certificate to be lost, stolen or destroyed and an agreement to indemnify the Parent against any claim that may be made against it with respect to such certificate, the Parent will issue in exchange for such lost, stolen or destroyed certificate the aggregate number of Merger Shares into which such Company Securities would have been converted and any fractional payment due in connection therewith pursuant to Section 2.5.


                                  ARTICLE 3.
                                  ----------

                                 THE CLOSING.
                                 -----------

     The Closing of the Merger (the "Closing") shall, unless another date or place is agreed to in writing by the parties, take place at the offices of Latham & Watkins, 505 Montgomery Street, San Francisco, California 94111 (except for the filing of the Certificate of Merger, which shall take place in the office of the Delaware Secretary of State) on the second business day following the satisfaction or waiver of all conditions precedent to the Merger or such other time as shall be mutually agreed to by the Company and Parent. The date of the Closing is referred to in this Agreement as the "Closing Date."


                                  ARTICLE 4.
                                  ----------

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY
                 ---------------------------------------------

     The Company represents and warrants to and agrees with the Parent and MergerCo as set forth below. All representations and warranties of the Company are made subject to the exceptions with respect thereto which are noted in the Schedule to be delivered by the Company to MergerCo and the Parent pursuant to Section 6.11 and identified as the "Disclosure Schedule." The representations and warranties set forth below shall
 -------------------
be effective as of the date that the final draft of the Disclosure Schedule is delivered to MergerCo and Parent pursuant to Section 6. 11, as certified in a writing executed by Parent and the Company.

          4.1 ORGANIZATION AND STANDING; CHARTER DOCUMENTS AND BY-LAWS. Each of the Company and the Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation. Each of the Company and the Subsidiaries is qualified, licensed or domesticated as a foreign corporation and is in good standing in all jurisdictions where the character of its properties owned or held under lease or the nature of the business conducted by it make such qualification necessary except where the failure to be so qualified would not have a Material Adverse Effect. Each of the Company and the Subsidiaries has the requisite corporate power and corporate authority to own, lease and operate its properties and assets and to carry on its business in the manner and in the locations as presently conducted. The state of incorporation of the Company and the Subsidiaries and each foreign jurisdiction in which any of them are qualified are set forth in Section 4.1 of the Disclosure Schedule. True and correct copies of the charter documents and by-laws of each of the Company and the Subsidiaries (the "Company Organizational Documents") have been delivered to Parent.

          4.2    AUTHORIZATION. Subject to the stockholder approval required by
Section 6.3, the Company has the corporate power and authority to enter into this Agreement and each of the Ancillary Agreements and to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement and each of the Ancillary Agreements and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by the Company's Board of Directors and, other than the stockholder approval required pursuant to Section 6.3 hereof, all corporate proceedings have been taken and no other corporate proceedings on the part of the Company are necessary to authorize the execution, delivery and performance by the Company of this Agreement and each of the Ancillary Agreements. The execution, delivery and performance of this Agreement and each of the Ancillary Agreements by the Company will not conflict with or constitute a breach, violation or default under the Company Organizational Documents, any statute, law or administrative regulation, or under any judgment, decree, order, writ, governmental permit or license, any Material Contract or any other agreement, lease, indenture or instrument to which the Company or any of the Subsidiaries is a party or by which the Company or any of the Subsidiaries is bound, which breach, violation or default would have a Material Adverse Effect on the Company and its Subsidiaries. This Agreement and each of the Ancillary Agreements have been duly executed and delivered by the Company and constitute the valid and binding obligations of the Company enforceable in accordance with their terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors' rights generally and except that equitable remedies may not in all cases be available (regardless of whether enforceability is considered in a proceeding at law or in equity) (collectively, the "Remedies Exception").
                                      ------------------

          4.3 CAPITAL STOCK. The authorized capital stock of the Company and a listing of all Company Securities which are currently outstanding is set forth on Schedule 4.3. All of the issued and outstanding Company Securities have been
   ------------
duly authorized, validly issued, fully paid and are non-assessable and were not issued in violation of any preemptive rights or any Federal or state securities laws. Except with respect to the Convertible Preferred Stock, the Principal Stockholders collectively own a majority of the issued and outstanding stock of each class of Company Securities on a fully diluted basis. Section 4.3 of the Disclosure Schedule lists the names of each of the Company Securityholders and the class and number of Company Securities held by each such Company Securityholder. All Company Purchase Rights were granted by the Company at option or exercise prices not less than the fair market value of the Company Option Shares subject thereto as of the time of grant as determined in good faith by the Board of Directors of the Company. Other than as set forth in
Section 4.3 of the Disclosure Schedule, there are no other authorized, issued or outstanding shares of the capital stock of the Company or any options, warrants, convertible securities or other rights (including stock appreciation rights), subscription rights (including preemptive rights), calls, agreements, understandings, arrangements or commitments obligating the Company now or at any time in the future to issue shares of its capital stock.

          4.4 SUBSIDIARIES AND AFFILIATES AND OTHER NAMES. The Company does not have any Subsidiaries or own any equity interest or other securities or ownership interest in any entity other than as set forth in Section 4.4 of the Disclosure Schedule. All of the outstanding capital stock of each such Subsidiary is owned entirely by the Company or by a Subsidiary, as the case may be, as of the date hereof, free and clear of all Claims. All such shares of capital stock have been duly authorized and validly issued and are fully paid and nonassessable. None of such Subsidiaries has any outstanding subscriptions, options, warrants, rights or other agreements or commitments obligating it to issue or sell any shares of its capital stock, or any other equity interest, or any securities or obligations convertible into or exchangeable for any shares of capital stock of, or any other equity interest in, such Subsidiary. There are no agreements, understandings or undertakings governing the rights and duties of the Company or any Subsidiary as a shareholder of any Subsidiary, including, without limitation, any agreement arrangement or understanding under which the Company or any Subsidiary is or may become obligated, directly or indirectly, to acquire or dispose of any equity interest in, make any capital contribution or extend credit to, or act as guarantor, surety or indemnitor for any liability of any Subsidiary. The Company (including any entity merged into or consolidated with the Company or a predecessor to the Company's business) has not been known as or used any name for itself or any of its operations other than the name Pets Rx, Inc.

          4.5 NO CONSENTS. No consent, authorization, order or approval of, or filing with or registration with, any governmental authority, commission, board or other regulatory body of the United States or any state or political subdivision thereof, or any other Person, is required to be made or obtained by the Company for or in connection with the execution and delivery by the Company and the Principal Stockholders of this Agreement, the Ancillary Agreements and the Stockholder Ancillary Agreements and the consummation by the Company and the Principal Stockholders of the transactions contemplated hereby and thereby, the absence of which would have a Material Adverse Effect on the Company or on the operations of any individual Veterinary Hospital other than the filing of the Certificate of Merger with the Delaware Secretary of State and filings made pursuant to the Hart Scott Act.

          4.6 FINANCIAL STATEMENTS. The books, accounts and records of the Company and its Subsidiaries are, and have been, maintained in the Company's or its Subsidiaries' usual, regular and ordinary manner, in accordance with GAAP, consistently applied. The Company heretofore delivered to the Parent copies of consolidated financial statements of the Company and its Subsidiaries (the "Audited Financial Statements") consisting of consolidated balance sheets as of December 30, 1994 and 1993 and consolidated statements of earnings, stockholders' equity and cash flows for each of the Company's three fiscal years in the period ended December 30, 1994, together with appended notes which are an integral part thereof, all of which have been audited and certified by Price Waterhouse LLP, certified public accountants. The Company heretofore delivered to the Parent copies of consolidated unaudited financial statements of the Company and its Subsidiaries (the "Interim Financial Statements") consisting of a balance sheet, statements of earnings, stockholders' equity and cash flows for the eleven (11) month period ending November 30, 1995. All of the Audited Financial Statements and the Interim Financial Statements, including any appended notes which are an integral part of such statements, have been prepared in conformity with GAAP applied on a consistent basis throughout the periods covered thereby, each balance sheet therein presents fairly the consolidated financial position of the Company and its Subsidiaries as at its respective date and each statement of earnings, stockholders' equity and cash flows presents fairly the consolidated results of operations, stockholders' equity and cash flows, respectively, of the Company and its Subsidiaries for the period covered thereby subject in the case of the Interim Financial Statements to normal recurring year-end adjustments and any other adjustments described therein and the lack of footnotes which would be required by GAAP were such financial statements audited.

          4.7 LIABILITIES. The Company and its Subsidiaries do not have any obligations or liabilities (direct or indirect, matured or unmatured, absolute, accrued, contingent or otherwise) whether or not required by GAAP to be reflected or reserved against on a balance sheet ("Liabilities") other than (a) Liabilities provided for or reserved against in the Audited Financial Statements or Interim Financial Statements, or (b) Liabilities incurred in the ordinary course of business consistent with past practice since the date of the Interim Financial Statements. None of the Liabilities described above relates to or has arisen out of a breach of contract, breach of warranty, tort or infringement by or against the Company or any of its Subsidiaries or any claim or lawsuit involving the Company or any of its Subsidiaries.

          4.8 ABSENCE OF CERTAIN CHANGES OR EVENTS. Since the date of the Interim Financial Statements, each of the Company and its Subsidiaries has conducted its business only in the ordinary and usual course consistent with past practice or as required for the consummation of the transactions contemplated by this Agreement, and there has not been:

                 4.8.1 any Material Adverse Effect on the Company and the Subsidiaries;

                 4.8.2 any change in accounting methods, principles and practices employed by the Company and its Subsidiaries;

                 4.8.3 any casualty, damage, destruction or loss, or interruption of use of any asset or property (whether covered by insurance or not) in excess of $25,000 individually or in the aggregate;

                 4.8.4 any declaration, payment or setting aside for payment of any dividends or other distribution on the Company Securities or purchase, exchange or redemption of any of the Company Securities;

                 4.8.5 any grant to any officer or director of any increase in compensation in an amount in excess of $10,000 individually or $50,000 in the aggregate;

                 4.8.6 any sale, assignment, lease, exchange, transfer or other disposition of any of its assets or property, except for sales of inventory and cash applied in the payment of the Company's Liabilities, in each case in the usual and ordinary course of business in accordance with the Company's past practices;

                 4.8.7 any write off of any material asset as unusable or obsolete or for any other reason;

                 4.8.8 any material change in the conduct or nature of any aspect of the business of the Company or its Subsidiaries;

                 4.8.9 any capital expenditures in an amount which exceeds $50,000 in the aggregate;

                 4.8.10 any discharge of any Liability except in the usual and ordinary course of business in accordance with past practices, or prepayment of any Liability which, in the aggregate, exceed $50,000;

                 4.8.11 any borrowing of any money other than in the ordinary course of business consistent with past custom and practice or issuance or sale of any bonds, debentures, notes or other corporate securities of any class, including without limitation, those evidencing borrowed money, or prepayment or acceleration of any payments under any of the foregoing, or otherwise making of any payments in respect thereof other than in accordance with regularly scheduled payments;

                 4.8.12 any hiring or termination of any employee who has an annual salary in excess of $30,000;

                 4.8.13 any payments or distributions to employees, officers or directors of the Company or any of its Subsidiaries except such amounts as constitute currently effective compensation for services rendered, or reimbursement for reasonable, ordinary and necessary out-of-pocket business expenses;

                 4.8.14 any payment or incurrence of any management or consulting fees, or engagement of any consultants;

                 4.8.15  any issuance or sale of any securities of any class; or

                 4.8.16 without limitation by the enumeration of any of the foregoing, the entry into any material transactions other than in the usual and ordinary course of business in accordance with past practices (the foregoing representation and warranty shall not be deemed to be breached by virtue of the entry by the Company or the Principal Stockholders into this Agreement or their consummation of the transactions contemplated hereby).

          4.9 REAL PROPERTY. Neither the Company nor any of its Subsidiaries owns any real property. All real property which the Company and its Subsidiaries hold under any lease is identified in Section 4.9 of the Disclosure Schedule. Such leases are in full force and effect, none of the leases has been modified or amended, no waiver, indulgence or postponement of the obligations of the Company and its Subsidiaries thereunder has been granted by any lessor and there exists no violation thereof or event of default thereunder or event, occurrence, condition or act by the Company or its Subsidiaries, or to the knowledge of the Company and its Subsidiaries by any lessor, which, with the giving of notice or the lapse of time, would become a default under the terms and provisions of such leases. Neither the Company nor any of its Subsidiaries has subleased or agreed to sublease to anyone any real property owned or leased by it and has not assigned or agreed to assign to anyone other than Parent any such lease.

          4.10 TANGIBLE PERSONAL PROPERTY. The Company and its Subsidiaries have good and marketable title to or a valid right to use all of its tangible personal property, free and clear of any and all Claims other than any Claim or Claims which alone or in the aggregate would have a Material Adverse Effect on the Company and its Subsidiaries. No unreleased mortgage, trust deed, chattel mortgage, security agreement, financing statement or other instrument encumbering any of the Company and its Subsidiaries assets has been recorded, filed, executed or delivered.

          4.11 CONDITION OF FACILITIES. The buildings, facilities, fixtures, tenant improvements, machinery, equipment and other tangible property of the Company and its Subsidiaries are in reasonable operating condition subject to ordinary wear and tear.

          4.12 CONTRACTS. Section 4.12 of the Disclosure Schedule contains a true and complete list of all Material Contracts to which the Company or any of its Subsidiaries is a party, by which any of them are bound, or with respect to which any of them is the issuer, beneficiary or recipient. All such Material Contracts are in full force and binding on the parties thereto and no default has occurred thereunder by the Company or any Subsidiary and, to the knowledge of the Company and the Subsidiaries, no default has occurred thereunder by any other contracting party in each case which has given, or with the lapse of time or giving of notice, or both, would give any party the right to terminate such agreement or would result in the acceleration of any liability or monetary obligation or the imposition of any penalty, fine or forfeiture thereunder. No event, occurrence or condition exists which, with the lapse of time, the giving of notice, or both, would become a default by the Company or any Subsidiary under any Material Contract or, to the knowledge of the Company and the Subsidiaries and any other contracting party. For purposes of this Agreement, "Material Contracts" shall mean any oral or written: (a) employment, management, consulting and other contracts or agreements with any current or former officer, director, employee or consultant or with any entity in which any of the foregoing is an owner, officer, director, employee or consultant, except for any such agreements which are terminable at will, (b) contracts, agreements, understandings or commitments for the purchase or sale of any materials, products, services or supplies (i) calling for a purchase price or payment by the Company or any Subsidiary in any one year of more than $25,000 (or $50,000 in the aggregate, in the case of any related series of contracts or other commitments) or (ii) which are not one-time purchase orders and cannot be cancelled or terminated by the Company or its Subsidiaries, as applicable, without liability, premium or penalty on one month's or less notice, (c) leases, conditional sales contracts, licenses and other agreements under which the Company or its Subsidiaries uses any tangible personal property (including without limitation all computer and peripheral and other related equipment and devices) to which any Principal Stockholder or officer or director of the Company is a party or with respect to which there are remaining payment obligations which exceed $10,000 in the aggregate, (d) contracts or arrangements with customers or suppliers for the sharing of fees, the rebating of charges or other similar arrangements, (e) contracts, commitments or options relating to either (i) the acquisition by the Company or its Subsidiaries of any operating business or substantially all of the assets of a third party or (ii) the purchase or disposition of any tangible or intangible assets of the Company or its Subsidiaries other than in the ordinary and usual course of business, (f) contracts containing covenants or restrictions limiting in any way the freedom of the Company or its Subsidiaries to compete in any line of business or with any person or entity in any geographical area or for any period of time, (g) contracts or arrangements requiring the payment to any person of an override or similar commission or royalty or fee, (h) guarantees, performance bid or completion bonds, or other contracts of suretyship or indemnification, (i) trade secret, confidentiality or similar agreements, (j) joint venture, operating, shareholder and partnership agreements and (k) loan agreements, (l) notes, (m) security agreements, mortgages, debentures, indentures, factoring agreements or letters of credit, (n) sales representative, distribution, franchise, advertising and similar agreements, (o) license agreements and (p) service agreements affecting the Company's assets where the service charge is in excess of $50,000 in the aggregate or is not terminable on 30 days or less notice with a payment of no more than $5,000.

          4.13 EMPLOYEE BENEFITS. The following representations, warranties and agreements relate to employee benefits:

                 4.13.1 Neither the Company, any of its Subsidiaries, nor any affiliate of the Company as determined under Section 414(b), (c), (m) or (o) of the Code ("ERISA Affiliate") maintains, administers or contributes to, or has maintained, administered or contributed to, nor do the employees of the Company, its Subsidiaries or any ERISA Affiliate receive or expect to receive as a condition of employment, benefits pursuant to any: employee benefit plan (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) ("Plan"); or bonus, deferred compensation, stock purchase, stock option, stock appreciation, severance plan, salary continuation, vacation, holiday, sick leave, fringe benefit, personnel policy, tool allowance, safety equipment allowance, incentive, insurance, welfare or similar plan, program, policy or arrangement ("Benefit Plan") which could result in the Mergerco or the Company having any liabilities, whether direct or indirect, other than those Plans and Benefit Plans described in the Disclosure Schedule.

                 4.13.2 All Plans and Benefit Plans comply with and are and have been operated in material compliance with each applicable provision of ERISA, the Code (other federal statutes, state law (including, without limitation, state insurance law) and the regulations and rules promulgated pursuant thereto or in connection therewith. Each Plan which is a group health plan (within the meaning of Section 5000(b)(1) of the Code) complies with and has been maintained and operated in accordance with each of the requirements of section 162(k) of the Code as in effect for years beginning prior to 1989,
Section 4980B of the Code for years beginning after December 31, 1988 and Part 6 of Subtitle B of Title I of ERISA.

                 4.13.3 Neither the Company, any of its Subsidiaries, nor any ERISA Affiliate has failed to make any contributions or to pay any amounts due and owing as required by the terms of any Plan, Benefit Plan, or ERISA or any other law applicable to any Plan or Benefit Plan.

                 4.13.4 True and complete copies of each Plan and Benefit Plan, all written communications to employees regarding any Plan and Benefit Plan and each plan, agreement, instrument and commitment referred to herein and any related contracts, insurance policies or other agreements or documentation necessary or appropriate for the customary operation, amendment, modification or termination of any Plan or Benefit Plan, have been made available to the Parent and MergerCo, including a description of the material terms of any unwritten Plan or Benefit Plan. All of the foregoing are legally valid, binding, in full force and effect, and there are no defaults thereunder. With respect to each Plan and Benefit Plan, Section 4.13.4 of the Disclosure Schedule sets forth the name and address of the administrator and the policy number and insurer under all insurance policies.

                 4.13.5 Neither the Company, any of its Subsidiaries, nor any ERISA Affiliate maintains, administers or contributes to or has maintained, administered or contributed to within the six (6) preceding full calendar years any Plan subject to Title IV of ERISA or Section 412 of the Code or Part 3 of Title I(B) of ERISA.

                 4.13.6 All contributions, payments and premiums, reimbursements, expenses and accruals with respect to all Plans and Benefit Plans for all periods prior to or as of the Closing Date have been funded in a funding vehicle separate from the assets of the Company and its Subsidiaries or accrued on the Audited Financial Statements and the Interim Financial Statements.

                 4.13.7 Except as required by Section 4980B of the Code, neither the Company, any of its Subsidiaries nor any ERISA Affiliate has promised any former employee or other individual not employed by the Company, any of its Subsidiaries or any ERISA Affiliate, medical or other benefit coverage, and neither the Company, any of its Subsidiaries nor any ERISA Affiliate maintains or contributes to any plan or arrangement providing medical benefits, life insurance or other welfare benefits to former employees, their spouses or dependents or any other individual not employed by the Company, any of its Subsidiaries or any ERISA Affiliate except to the extent required by applicable law.

          4.14 COMPANY AND ITS SUBSIDIARY EMPLOYEES. With respect to employees of the Company and its Subsidiaries:

                 4.14.1 the Company and its Subsidiaries are and have been in material compliance with all applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours, including, without limitation, any such laws respecting employment discrimination, occupational safety and health, immigration status, and unfair labor practices; there are no pending or, to the knowledge of the Company and the Subsidiaries, threatened unfair labor practice charges or employee grievance charges;

                 4.14.2 there is no request for union representation, labor strike, dispute, slowdown or stoppage pending or, to the knowledge of the Company and the Subsidiaries, threatened against or directly affecting the Company or any of its Subsidiaries.

                 4.14.3 no grievance or arbitration proceeding arising out of or under collective bargaining agreements is pending and no claims therefor exist before any governmental agency;

                 4.14.4 the employment of the Company's and any of its Subsidiaries' employees is terminable at will without cost to the Company or its Subsidiaries except for payments required under the Plans and the Benefit Plans and payment of accrued salaries or wages and vacation pay;

                 4.14.5 there is no collective bargaining agreement which is binding on the Company or any of its Subsidiaries or other written or oral agreement with respect to collective bargaining with any union or group of employees;

                 4.14.6 neither the Company nor any of its Subsidiaries has experienced any material work stoppage in the last thirty-six (36) months;

                 4.14.7 neither the Company nor any of its Subsidiaries is delinquent in payments to any of its employees for any wages, salaries, commissions, bonuses or other direct compensation for any services performed by them to the Closing Date or amounts required to be reimbursed to such employees;

                 4.14.8 no employee or former employee has any right to be rehired by the Company or any of its Subsidiaries prior to the Company's or its Subsidiaries' hiring a Person not previously employed by the Company or any of its Subsidiaries;

                 4.14.9 Section 4.14.9 of the Disclosure Schedule contains a true and complete list of all employees who are employed by the Company and each of its Subsidiaries as of December 31, 1995, and such list correctly reflects their salaries, wages, other compensation (other than benefits under the Plans and the Benefit Plans), dates of employment and positions. Neither the Company nor any of its Subsidiaries have taken any actions which were calculated to dissuade, or had the effect of dissuading, any present employees, representatives or agents of the Company from commencing an association with the Parent or MergerCo after the Closing Date. Neither the Company nor any of its Subsidiaries have any knowledge of any intention of a "Significant Employee" (as herein defined) that such Significant Employee has terminated or intends to terminate his or her employment with the Company or any of its Subsidiaries. As used herein "Significant Employee" means the Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, President, any Vice President, or any Manger of the Company or any of its Subsidiaries or any veterinarian employed by the Company.

          4.15 TAX AUDITS AND PAYMENT OF TAXES. The following representations, warranties and agreements are made with respect to tax matters:

                 4.15.1 As used in this Agreement, the following terms shall have the following meanings: (A) "Taxes" shall mean all federal, state, local, foreign and other net income, gross income, gross receipts, sales, use, ad valorem, estimated, transfer, franchise, profits, license, lease, service, service use, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, windfall profits, customs, duties or other taxes, fees, assessments or charges of any kind whatever, together with any interest and any penalties, additions to tax or additional amounts with respect thereto; and (B) "Returns" shall mean all returns, declarations, reports, statements and other documents required to be filed in respect of Taxes, including Returns for estimated Taxes. All citations to the Code, or to the Treasury

Regulations promulgated thereunder, shall include any amendments or any substitute or successor provisions thereto.

                 4.15.2 There have been properly completed and filed on a timely basis (including extensions) and in correct form all material Returns required to be filed by the Company and its Subsidiaries on or before the Closing Date. As of the Closing Date, the foregoing Returns correctly reflected the facts regarding the income, business, assets, operations, activities, status or other matters of the Company and its Subsidiaries or any other information required to be shown thereon. An extension of time within which to file any Return which has not been filed has not been requested or granted.

                 4.15.3 With respect to all amounts in respect of Taxes imposed upon the Company and its Subsidiaries, or for which the Company and its Subsidiaries is or could be liable, whether to taxing authorities (as, for example, under law) or to other Persons (as, for example, under tax allocation agreements), with respect to all taxable periods or portions of periods ending on or prior to the Closing Date, and all amounts required to be paid by the Company and its Subsidiaries, including all estimated Taxes, to taxing authorities or others, whether or not shown on any Return, on or before the date hereof have been paid in full.

                 4.15.4 No issues have been raised (and are currently pending) by any taxing authority in connection with any of the Returns. No waivers of statutes of limitation with respect to the Returns have been given by or requested from the Company or any of its Subsidiaries. Section 4.15.4 of the Disclosure Schedule sets forth (A) the taxable years of the Company and its Subsidiaries as to which the respective statutes of limitations with respect to Taxes have not expired, and (B) with respect to such taxable years, sets forth those years for which examinations have been completed, those years for which examinations are presently being conducted, those years for which examinations have not been initiated, and those years for which required Returns have not yet been filed. All deficiencies asserted or assessments made as a result of any examinations have been fully paid, or are fully reflected as a liability in the Audited Financial Statements and the Interim Financial Statements, or are being contested and an adequate reserve therefor has been established and is fully reflected as a liability in the Audited Financial Statements and the Interim Financial Statements.

                 4.15.5 To the knowledge of the Company and the Subsidiaries, no claim has ever been made by an authority in a jurisdiction where the Company or its Subsidiaries does not file Returns that the Company or its Subsidiaries is or may be subject to taxation by that jurisdiction. The Company and each of its Subsidiaries has withheld and paid all Taxes or other amounts required to have been withheld and paid in connection with amounts paid or owing to any employee.

                 4.15.6 The unpaid Taxes of the Company and its Subsidiaries for all periods ending on or prior to December 31, 1995 do not exceed the reserve therefor (excluding any reserve for deferred Taxes established to reflect timing differences between book and tax income) set forth or included in the Closing Balance Sheet (a copy of which balance sheets are attached to Section 4.15.6 of the Disclosure Schedule).

          4.16 PAYMENTS TO COMPANY EMPLOYEES. Section 4.16 of the Disclosure Schedule describes each:

                 4.16.1 business relationship (excluding employee compensation paid in the ordinary course of business consistent with past practices and other ordinary incidents of employment existing on the date of this Agreement) between
(i) the Company or any of its Subsidiaries, and (ii) any present or former officer, director, stockholder or Affiliate of the Company or any of its Subsidiaries, any present or former known spouse, sibling, ancestor or descendant of any of the aforementioned persons or any trust or other similar entity for the benefit of any of the forgoing persons (all such persons and trusts encompassed by this clause (ii) being sometimes referred to collectively herein as the "Related Parties" and individually as a "Related Party");

                 4.16.2 transaction (excluding employee compensation paid in the ordinary course of business consistent with past practices and other ordinary incidents of employment) occurring since November 30, 1995 between the Company or any Subsidiary and any Related Party; and

                 4.16.3 amount owing by or to any of the Related Parties, respectively, to or from the Company or a Subsidiary as of the date of this Agreement. No property or interest in any property which relates to and is or will be necessary or useful in the present or currently contemplated future operation or the business of the Company or of a Subsidiary is presently owned by or leased or licensed by or to any Related Party. On or prior to the Closing Date, all amounts due and owing to the Company or a Subsidiary by any of the Related Parties shall be paid in full. No Related Party has any interest, directly or indirectly, in any business, corporate or otherwise, which is in competition with the business of the Company or a Subsidiary.

          4.17 LITIGATION. There is no litigation or proceeding pending before any Court or administrative agency or, to the knowledge of the Company or the Subsidiaries, threatened, in law or in equity, and there are no proceedings or governmental investigations pending or, to the knowledge of the Company or the Subsidiaries, threatened against the Company or the Subsidiaries, or any of their respective officers or directors, with respect to or affecting the properties, assets or operations of the Company or any of the Subsidiaries, or related to the consummation of the transactions contemplated hereby. To the knowledge of the Company or the Subsidiaries, there are no facts which, if known by a potential claimant or governmental authority, would be likely to give rise to a claim or proceedings which, if asserted or conducted with results unfavorable to the Company or any of the Subsidiaries, would have a Material Adverse Effect on the Company or any of its Subsidiaries or on the consummation of the transactions contemplated hereby. Neither the Company nor any of the Subsidiaries is a party to, or bound by, any decree, order or arbitration award (or agreement entered into in any administrative, judicial or arbitration proceeding with any governmental authority) with respect to or affecting its properties, assets or operations.

          4.18 INSURANCE. Section 4.18 of the Disclosure Schedule sets forth a true and correct list of all policies of insurance, including the types and coverage amounts thereof, owned by the Company or any of the Subsidiaries or in which the Company or any of the Subsidiaries is named as an insured party or beneficiary. True and correct copies of all such policies have been delivered to the Parent. All such policies are in full force and effect and neither the Company nor any of the Subsidiaries has received any notice of cancellation of any such insurance policies. In the 12 month period ending on the date hereof, neither the Company nor any of the Subsidiaries has been refused any insurance, nor has its coverage been limited, by any insurance carrier to which it has applied for insurance or with which it has carried insurance. Neither the Company nor any of the Subsidiaries has borrowed any money or otherwise received any loans against any such policies. In the 12 month period ending on the date hereof, neither the Company nor any of the Subsidiaries has (i) made any accident, loss or other claims in excess of $5,000 under any of the insurance policies or (ii) been notified of any material premium increase with respect to any of the insurance policies.

          4.19 ACCOUNTS RECEIVABLE. The accounts receivable reflected in the Interim Financial Statements, and all accounts receivable arising since November 30, 1995, represent bona fide claims of the Company or its Subsidiaries against debtors for sales, services performed or other charges arising on or before the date hereof and all the goods delivered and services performed which gave rise to said accounts were delivered or performed in accordance with the applicable orders, contracts or customer requirements. To the knowledge of the Company and the Subsidiaries, accounts receivable are subject to no defenses, counterclaims or rights of set-off.

          4.20 LOANS AND ADVANCES. There are no outstanding loans or advances by the Company or the Subsidiaries to any employees, former employees, officers, directors, securityholders, consultants or agents of the Company or the Subsidiaries, nor are there any outstanding loans or advances by any such persons to or for the benefit of the Company or the Subsidiaries.

          4.21 SEVERANCE AND EMPLOYMENT AGREEMENTS. Neither the Company nor any of the Subsidiaries is a party to any agreement, and has no policy, providing for severance or termination payments to, any officer, director, consultant or employee.

          4.22 COMPLIANCE WITH APPLICABLE LAW. The businesses of the Company and its Subsidiaries are not being conducted in violation of any applicable law, ordinance, regulation, decree or order of any governmental entity, except for violations which either singly or in the aggregate do not and are not expected to have a Material Adverse Effect on the Company and its Subsidiaries. Neither the Company nor its Subsidiaries is a party to or subject to any judgment, decree, or order entered in any suit or proceeding brought by any governmental agency or by any other Person, enjoining the Company or its Subsidiaries with respect to any business practice, the acquisition of any property, or the conduct of business in any area.

          4.23 PERMITS. A true and correct copy of every material license, permit, registration and governmental approval, agreement and consent applied for, pending by, issued or given to the Company or its Subsidiaries, and every agreement with governmental authorities (federal, state or local) entered into by the Company or its Subsidiaries, which is in effect or has been applied for or is pending, exclusive of Environmental Permits (the "Permits"), has previously been furnished to the Parent or MergerCo. Such Permits constitute all licenses, permits, registrations, approvals and agreements and consents which are required in order for the Company and its Subsidiaries to conduct its business as presently conducted other than any license, permit, registration, approval agreement or consent which the failure to obtain would not have a Material Adverse Effect on the Company or on the operations of any of the Veterinary Laboratories.

          4.24 ENVIRONMENTAL COMPLIANCE MATTERS. The business of the Company and its Subsidiaries as conducted in the past did not and as currently being conducted is not in material violation of any applicable law, ordinance, rule, prohibition or regulation relating to air, water or noise pollution, or the production, storage, labeling or disposition of wastes or hazardous or toxic substances, or the health, safety or environmental conditions on, beneath or about any of the properties owned, used or leased by the Company or any of its Subsidiaries or relating to the business of the Company or any of its Subsidiaries (such laws, ordinances, rules, prohibitions and regulations being herein referred to as "Environmental Laws"). The Company and its Subsidiaries have timely filed all material reports, obtained all material approvals and permits and generated and maintained all material data, documentation and records required under any applicable Environmental Laws. Neither the Company, its Subsidiaries nor, to the knowledge of the Company or its Subsidiaries, any other Person has placed, stored, buried, spilled or released, used, generated, manufactured, refined, processed, treated, dumped or disposed of any materials produced by, or resulting from, any business, commercial or industrial activities, operations or processes, including without limitation any materials which are "Hazardous Wastes", "Hazardous Substances", "Hazardous Materials", "Pollutants", "Toxic Substances", "Solid Wastes" or "Contaminants" (as such terms are defined in any applicable Environmental Law, including without limitation the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as-amended ("CERCLA"), the Hazardous Materials Transportation Act, the Resource Conservation and Recovery Act and the Toxic Substances Control
Act), on, beneath or about, or transported any such materials to or from, any of the properties owned, used or leased by the Company or the Subsidiaries in each case other than in material compliance with applicable Environmental Laws and in the ordinary course of the Company's or its Subsidiaries' business. Neither the Company nor its Subsidiaries has received any notice from any governmental agency or private or public entity advising it that it is or may be responsible, or potentially responsible, for costs with respect to a release, a threatened release or clean up of materials located in any property owned by the Company or its Subsidiaries or produced by, or resulting from, any business, commercial or industrial activities, operations or processes of the Company or its Subsidiaries, including without limitation, materials which are Hazardous Wastes, Hazardous Substances, Hazardous Materials, Pollutants, Toxic Substances, Solid Wastes or Contaminants.

          4.25 NO CHANGE OF CONTROL PROVISION. Neither the Company nor any Subsidiary is a party or subject to any agreement, contract or other obligation which would require the making of any payment, other than payments as contemplated by this Agreement, to any employee of the Company or to any other Person as a result of the consummation of the transactions contemplated herein.

          4.26 BROKERS. Neither the Company, its Subsidiaries nor any Principal Stockholders dealt with any Person who is or may be entitled to a broker's commission, finder's fee, investment banker's fee or similar payment for arranging the transactions contemplated hereby or introducing the parties to each other.

          4.27   COMPANY CONFIDENTIALITY AGREEMENT.  Attached as Exhibit 4.27 is
                                                                 ------------
the Company's standard form of Confidentiality Agreement (the "Standard Form Confidentiality Agreement") for employees of the Company and its Subsidiaries. Except as set forth in Section 4.27 of the Disclosure Schedule, all employees of the Company and its Subsidiaries have executed and agreed to, and there is currently in effect with respect to all employees of the Company and its Subsidiaries, the Standard Form Confidentiality Agreement with the Company and its Subsidiaries, without any schedules, addenda, modifications or amendments to the Standard Form Confidentiality Agreement (each such Standard Form Confidentiality Agreement, with any schedules, addenda, modifications and amendments thereto set forth in Section 4.27 of the Disclosure Schedule being hereinafter referred to as a "Company Confidentiality Agreement").

          4.28 CONVERSION TERMS. The allocation of Merger Shares among the Company Securityholders, as determined pursuant to the provisions contained in
Article 2 hereof, is in accordance with this Agreement, the Company Organizational Documents and all plans, agreements and other instruments and documents, including without limitation the Stock Plan and all stock option agreements entered into and stock option commitments made pursuant thereto, relating to the Company Option Rights (the "Company Purchase Rights Documents").

          4.29 INFORMATION. All written information provided to the Parent or its agents by or on behalf of the Company, its Subsidiaries or any of their respective representatives (including, without limitation, each representation and warranty of the Company set forth in this Agreement) is, and the Company covenants that any such information provided hereafter shall be, true and correct in all material respects and does not, or shall not, omit any material fact required to be included therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that no
            --------  -------
representation or warranty is made by the Company as to any financial forecasts or projections previously furnished to the Parent or its agents by the Company or its representatives, except that such financial forecast or projection has been prepared in good faith based on assumptions that are believed by the Company to have been reasonable at the time or times made; and provided further that no party shall be deemed to be in breach of this Section 4.29, if (x) any misstatement or omission is corrected by other written information provided to Parent or its agents, or (y) any misstatement or omission is not material in light of all of the information contained in this Agreement, the Exhibits and Schedules attached hereto and all other written information supplied to Parent or its agents, taken as a whole.

          4.30 KNOWLEDGE. For purposes of the representations and warranties contained in Sections 4.1 through 4.29 above, references to the knowledge of the Company or the Subsidiaries or words of similar effect shall mean the items, facts, circumstances and matters within the actual knowledge of any of the officers or directors of the Company and its Subsidiaries, a list of whom are set forth in Section 4.30 of the Disclosure Schedule.

                                  ARTICLE 4A.
                                  -----------

         REPRESENTATIONS AND WARRANTIES OF THE PRINCIPAL STOCKHOLDERS
         ------------------------------------------------------------

     Each Principal Stockholder severally, but not jointly, represents and warrants to and agrees with the Parent and MergerCo as set forth below. All representations and warranties of each Principal Stockholder are made subject to the exceptions with respect thereto which are noted in the Disclosure Schedule. The representations and warranties set forth below shall be effective as of the date that the final draft of the Disclosure Schedule is delivered to MergerCo and Parent pursuant to Section 6.1.1, as certified in a writing executed by Parent and each Principal Stockholder.

          4A.1   Such Principal Stockholder has the power and authority to enter into this Agreement and each of the Stockholder Ancillary Agreements and to carry out their respective obligations hereunder and thereunder. The execution, delivery and performance of this Agreement and each of the Stockholder Ancillary Agreements by such Principal Stockholder will not conflict with or constitute a breach, violation or default under any statute, law or administrative regulation, or under any judgment, decree, order, writ, governmental permit or license, any Material Contract or any other agreement, lease, indenture or instrument to which such Principal Stockholder is a party or by which such Principal Stockholder is bound, which breach, violation or default would have a Material Adverse Effect on the Company and its Subsidiaries.

          4A.2   All Company Securities owned by such Principal Stockholder are owned by such Principal Stockholder free and clear of any lien, option, security interest, pledge or other encumbrance, proxy, voting trust, voting agreement, judgment, charge, escrow, right of first refusal or first offer, indenture, claim or transfer restriction, whether arising by agreement or operation of law ("Claims").

          4A.3   Such Principal Stockholder does not own, directly or
indirectly, any equity interest or other securities or ownership interest in any entity involved in a business related to or competitive in any way with the businesses of the Company, MergerCo or the Parent.

          4A.4   Such Principal Stockholder has not taken any actions which were calculated to dissuaded or had the effect of dissuading, any present employees, representatives or agents of the Company from commencing an association with the Parent or MergerCo after the Closing Date.

          4A.5   Such Principal Stockholder has reviewed the representations and warranties made by the Company in Sections 4.1 through 4.29, inclusive and, to the actual knowledge of such Principal Stockholder, the representations and warranties contained in Sections 4.1 through 4.29, inclusive are true and accurate in all material respects.

                                  ARTICLE 5.
                                  ----------

          REPRESENTATIONS AND WARRANTIES OF THE PARENT AND MERGERCO.
          ---------------------------------------------------------

     The Parent and MergerCo, represent, warrant, covenant and agree with the Company and the Company Stockholders as follows:

          5.1 ORGANIZATION AND STANDING; CHARTER DOCUMENTS AND BY-LAWS. Each of the Parent and MergerCo is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation. Each of the Parent and MergerCo is qualified, licensed or domesticated as a foreign corporation and is in good standing in all jurisdictions where the character of its properties owned or held under lease or the nature of its activities make such qualification necessary, except where the failure to so qualify will not have a Material Adverse Effect. Each of the Parent and MergerCo has full corporate power and authority necessary to own, lease and operate its properties and assets and to carry on its business in the manner and in the locations as presently conducted.

          5.2 AUTHORIZATION. The Parent and MergerCo have the requisite corporate power and authority to enter into and carry out the terms and conditions of this Agreement, the Ancillary Agreements and the Stockholder Ancillary Agreements to which they are a party and to carry out their obligations hereunder and thereunder. When the execution and delivery of this Agreement and each of the Ancillary Agreements and the consummation of the transactions contemplated hereby and thereby are duly and validly authorized by the Parent's and MergerCo's Board of Directors, all corporate proceedings will have been taken and no other corporate proceedings on the part of the Parent or MergerCo are necessary to authorize the execution, delivery and performance by the Parent and MergerCo of this Agreement and each of the Ancillary Agreements. The execution, delivery and performance of this Agreement, each of the Ancillary Agreements and the Stockholder Ancillary Agreements by Parent and MergerCo will not conflict with or constitute a breach, violation or default under their respective charter documents and bylaws, any statute, law or administrative regulation, or under any judgment, decree, order, writ, governmental permit or license, and Material Contract or any other agreement, lease, indenture or instrument to which Parent, any of its Subsidiaries or MergerCo is bound, which breach, violation or default would have a Material Adverse Effect on Parent, its Subsidiaries and MergerCo. This Agreement, each of the Ancillary Agreements and the Stockholder Ancillary Agreements have been duly executed and delivered by the Parent and MergerCo and constitute the legal, valid and binding obligations of the Parent and MergerCo, enforceable against the Parent and MergerCo in accordance with their respective terms, subject to the Remedies Exception.

          5.3 VALIDITY OF MERGER SHARES. Upon delivery of the certificates for the Merger Shares pursuant to the terms of this Agreement, due countersignature of the certificates by Parent's transfer agent and delivery to the Company Securityholders receiving Merger Shares pursuant to this Agreement, the Merger Shares to be issued by the Company represented thereby will be duly authorized and validly issued, fully paid and nonassessable.

          5.4 SEC REPORTS. The Parent has heretofore furnished to the Company a true and complete copy of its Registration Statement on Form S-3, declared effective by the SEC on November 8, 1995, its Annual Reports on Form 10-K for each of the fiscal years ended December 31, 1993 and 1994 and its Quarterly Reports on Form 10-Q for each of the fiscal quarters ended March 31, 1995, June 30, 1995 and September 30, 1995, as filed with the SEC. Parent has not filed prior to the date hereof, any definitive reports or statements with the SEC since November 8, 1995 other than pursuant to Item 5 of Form 8-K and since November 8, 1995 there does not exist any circumstance, nor has any event occurred, which has had a Material Adverse Effect on the Parent and its Subsidiaries. As of their respective dates, such reports and statements complied as to form in all material respects with the requirements applicable thereto and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited financial statements and unaudited interim financial statements of the Parent included or incorporated by reference in such reports have been prepared in accordance with GAAP applied on a consistent basis (except as may be indicated therein or in the notes thereto) and fairly present the consolidated assets, liabilities and financial position of the Parent as at the dates thereof and the consolidated results of operations and changes in financial position for the periods then ended, subject in the case of the unaudited interim financial statements, to normal, recurring year-end adjustments and any other adjustments described therein.

          5.5 NO CONSENTS. No consent, authorization, order or approval of, or filing with or registration with, any governmental authority, commission, board or other regulatory body of the United States or any state or political subdivision thereof, or any other Person, is required to be made or obtained by Parent or MergerCo for or the execution and delivery by Parent and MergerCo, of this Agreement, the Ancillary Agreements and the Stockholder Ancillary Agreements and the consummation by Parent and MergerCo of the transactions contemplated hereby and thereby other than filings under the Securities Act, the Exchange Act, state blue sky laws, the Hart Scott Act and the filing of the Certificate of Merger with the Delaware Secretary of State.

          5.6 COMPLIANCE WITH APPLICABLE LAW. The businesses of Parent, its Subsidiaries and MergerCo are not being conducted in violation of any applicable law, ordinance, regulation, decree or order of any governmental entity, except for violations which either singly or in the aggregate do not and are not expected to have a Material Adverse Effect on Parent, its Subsidiaries and MergerCo. Neither Parent, its Subsidiaries nor MergerCo is a party to or subject to any judgment, decree, or order entered in any suit or proceeding brought by any governmental agency or by any other Person, enjoining Parent, its Subsidiaries or MergerCo with respect to any business practice, the acquisition of any property, or the conduct of business in any area.

          5.7 NO BROKERS. Neither the Parent nor MergerCo dealt with any Person who is or may be entitled to a broker's commission, finder's fee, investment banker's fee or similar payment for arranging the transactions contemplated hereby or introducing the parties to each other.

          5.8 INFORMATION. All written information provided to the Company or its agents by or on behalf of the Parent or any of its representatives (including, without limitation, each representation and warranty of the Parent set forth in this Agreement) is, and the Parent covenants that any such information provided hereafter shall be, true and correct in all material respects and does not, or shall not, omit any material fact required to be included therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however,
                                                          --------  -------
that no representation or warranty is made by the Parent as to any financial forecasts or projections previously furnished to the Company by the Parent, except that such financial forecast or projection has been prepared in good faith based on assumptions that are believed by the Parent to have been reasonable at the time or times made; and provided further that no party shall be deemed to be in breach of this Section 5.8 if (x) any misstatement or omission is corrected by other written information provided to the Company, or
(y) any misstatement or omission is not material in light of all of the information contained in this Agreement, the Exhibits and Schedules attached hereto and all other written information supplied to the Company, taken as a whole.

          5.9 REGISTRATION STATEMENT. The Form S-3, at the time it becomes effective under the Securities Act, will comply as to form in all material respects with the requirements of the Securities Act, and will not contain any untrue statement of a material fact, or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not false or misleading provided, however, that this provision shall not apply to any statement or omission made in reliance upon and in conformity with information furnished to the Parent by the Company in writing for inclusion in the Registration Statement (including for this purpose all information regarding the Company contained in the Registration Statement, to which the Company has given its written approval as regards such Company information (the "Company Information Written Approval")).


                                  ARTICLE 6.
                                  ----------

               PRE-MERGER COVENANTS OF THE PARENT, THE COMPANY,
               ------------------------------------------------
                   THE PRINCIPAL STOCKHOLDERS AND MERGERCO.
                   ---------------------------------------

     Each of the Parent, the Company, the Principal Stockholders and MergerCo covenant and agree with the others that:

          6.1 CONDUCT OF BUSINESS OF THE COMPANY. Prior to the Effective Time, except as contemplated by this Agreement, unless the other party has consented in writing thereto, the Company (i) shall, and shall cause its Subsidiaries to conduct its and their respective operations according to its ordinary and usual course of business, (ii) shall use its reasonable efforts, and shall cause each of its Subsidiaries to use its reasonable efforts, to preserve intact its respective business organizations and goodwill, keep available the services of its respective officers and employees and maintain satisfactory relationships with those persons having business relationships with it, (iii) shall not propose, adopt, or authorize any amendment to the Company Organizational Documents except as provided for in this Agreement, (iv) shall promptly notify the Parent of any emergency or other material change in the Company's business, properties, assets or liabilities or in the operation of its properties and of any governmental complaints, investigations or hearings (or communications indicating that the same may be contemplated) or the breach in any material respect of any representation or warranty contained herein, (v) shall use commercially reasonable efforts to avoid actions which to the Company's knowledge would prevent treatment of the Merger on a pooling of interests basis, (vi) shall not (A) except pursuant to the exercise of Company Purchase Rights existing on the date hereof and disclosed in this Agreement or expressly permitted to be issued after the date hereof by the terms of this Agreement, authorize, issue, sell, pledge, encumber or agree to authorize, issue, sell, pledge or encumber any additional shares of its capital stock of any class or any other securities in respect of, in lieu of or in substitution of common stock outstanding as of the date hereof, (B) effect any stock split, combination, recapitalization or otherwise change its capitalization as it existed on the date hereof, (C) grant, confer or award any option, warrant, conversion right or other right not existing on the date hereof to acquire any shares of its capital stock of any class or any other securities in respect of, in lieu of or in substitution of common stock outstanding as of the date hereof,
(D) redeem or otherwise acquire any of its outstanding equity securities or any outstanding options or rights to purchase any such equity securities or make any commitment to take such action, or, (E) declare, set aside or pay any dividend or distribution payable in cash, stock or property with respect to shares of its common stock or other securities, (vii) shall not knowingly authorize, recommend, or propose, or announce an intention to propose, any transaction, or enter into any agreement or arrangement with any other party, that could have a Material Adverse Effect on it, (viii) shall not and shall not authorize any Subsidiary to, (A) acquire any assets, other than in the ordinary course of business consistent with past practice, (B) dispose of or encumber any assets other than in the ordinary course of business consistent with past practice or relinquish, forfeit or waive any right under any agreement, license, lease, deed or other instrument that is material to its business or operations as presently conducted or proposed to be conducted, or (C) incur any indebtedness for borrowed money, or assume, guarantee or otherwise as an accommodation become responsible for, the obligations of any other Person, or enter into any other transaction other than in the ordinary course of business consistent with past practice, (ix) shall not adopt, or amend to increase materially compensation or benefits payable under, any collective bargaining, bonus, profit sharing, compensation, stock option, pension, retirement, deferred compensation, employment or consulting or other plan, agreement, trust, fund or arrangement for the benefit of employees except for normal increases consistent with past practice and the payment of cash bonuses to officers pursuant to and consistent with existing plans or programs, (x) shall not enter into any transaction involving an obligation in excess of $25,000, except for obligations in connection with this Agreement and transactions disclosed in the Disclosure Schedule, and (xi) shall not enter into any agreement, document or instrument which would constitute a Material Contract hereunder.

          6.2 INSPECTION OF RECORDS. From the date hereof to the Effective Time, the Company shall allow the duly authorized and appropriate officers, attorneys, accountants and other representatives of Parent access at all reasonable times and upon reasonable notice to the records and files, correspondence, audits and properties, as well as to all information relating to commitments, contracts, titles and financial position, or otherwise pertaining to, the business and affairs of the Company and its Subsidiaries. Any information obtained by Parent through such officers, attorneys, accountants and other representatives shall be subject to the confidentiality agreement between the Company and Parent previously entered into.

          6.3 STOCKHOLDER APPROVAL. The Company shall take all necessary or appropriate action under Delaware Law and the Company Organizational Documents to call a meeting of its stockholders (or to take such action by written consent), to be held at the earliest practicable date, and the Company shall use commercially reasonable efforts to cause such meeting or vote by written consent to occur on or prior to March 31, 1996 to consider and vote on a proposal to approve this Agreement, the Merger and the transactions contemplated hereby and thereby.

          6.4 PRINCIPAL STOCKHOLDER APPROVAL. Each Principal Stockholder covenants and agrees (i) to vote at the meeting of Company Stockholders or by written consent, as the case may be, to approve this Agreement, the Merger and the transactions contemplated hereby, (ii) that such Principal Stockholder will not exercise, and hereby waives, his dissenters rights under Section 262 of the Delaware Law with respect to any of his Company Securities, and (iii) such Principal Stockholder will execute the Investment Letter referred to in Section 7.11 hereof in a form reasonably acceptable to the Company, each Principal Stockholder and Parent.

          6.5 PARENT BOARD APPROVAL. Parent shall take all necessary or appropriate action under Delaware Law and its Certificate of Incorporation and Bylaws to call a meeting of its Board of Directors (or to take such action by unanimous written consent) within fourteen (14) days after the date hereof, to consider and vote on the terms of the Merger and the execution of this Agreement. If Parent's Board of Directors does not approve the terms of this Agreement and the execution hereof within such fourteen day period then the Company shall have the right to immediately terminate this Agreement without any further obligation hereunder. It is expressly understood and agreed that the Board of Directors of Parent shall have no obligation to consider the authorization of the Closing under this Agreement until the fourth business day following the delivery by the Company to the Parent of the audited financial statements of the Company for the period ended December 31, 1995.

          6.6 RULE 145 AFFILIATES. Prior to the Effective Time, the Company shall deliver to Parent a letter identifying all persons who were, in the Company's reasonable judgment, at the record date for its stockholders meeting (or the record date for receipt of a written consent) to approve this Agreement and the Merger, "affiliates" of the Company for purposes of Rule 145 under the Securities Act. Each of the Principal Stockholders who are such "affiliates" will deliver to Parent on or prior to the Effective Time a written agreement (the "Affiliate Letter") substantially in the form attached as Exhibit 6.6 and
                                                               -----------
in connection therewith each Principal Stockholder agrees that, prior to the consummation of the Merger, such Principal Stockholder will not transfer in any way any of the Company Securities held by such Principal Stockholder or any interest therein.

          6.7 REORGANIZATION. From and after the date hereof and until the Effective Time, neither the Parent, the Company, MergerCo nor any of their respective Subsidiaries or other Affiliates shall knowingly take any action, or knowingly fail to take any action, that would jeopardize qualification of the Merger as a reorganization with the meaning of Section 368(a) of the Code. Following the Effective Time, the Parent shall use its best efforts to conduct its business, in a manner that would not jeopardize the characterization of the Merger as a reorganization within the meaning of Section 368(a) of the Code.

          6.8 FILINGS; OTHER ACTION. Subject to the terms and conditions herein provided, the Parent, the Company and MergerCo shall: (a) promptly make their respective filing and thereafter make any other required submissions under the Hart Scott Act (if required) with respect to the Merger; (b) use all reasonable efforts to cooperate with one another in (i) determining which filings are required to be made prior to the Effective Time with, and which consents, approvals, permits or authorizations are required to be obtained prior to the Effective Time in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and (ii) timely making all such filings and timely seeking all such consents, approvals, permits or authorizations; and (c) use all reasonable efforts to take, or cause to be taken, all other action and do, or cause to be done, all other things necessary, proper or appropriate to consummate and make effective the transactions contemplated by this Agreement. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purpose of this Agreement, the proper officers and directors of the Parent and the Principal Stockholders shall take all such necessary action.

          6.9 PUBLICITY. Parent, the Company and MergerCo shall, subject to the Parent's legal obligations applicable to public companies, issue the press release attached hereto as Exhibit 6.9, which press release has been mutually
                           -----------
agreed to by Parent, the Company and MergerCo.

          6.10 ACQUISITION PROPOSALS. Prior to the Effective Time, the Company agrees and each of the Principal Stockholders severally, and not jointly, agree (a) that neither the Company nor any of its Subsidiaries nor any of the Principal Stockholders shall, and it shall direct and use its best efforts to cause its officers, directors, employees, agents and representatives (including, without limitation, any investment banker, attorney or accountant retained by it) not to, initiate, solicit or encourage, directly or indirectly, any inquiries or the making or implementation of any proposal or offer (including, without limitation, any proposal or offer to its stockholders) with respect to a merger, acquisition, consolidation or similar transaction involving, or any purchase of all or any significant portion of the assets or any equity securities of, the Company or any of its Subsidiaries (any such proposal or offer being hereinafter referred to as a "Acquisition Proposal") or engage in any negotiations concerning, or provide any confidential information or data to, or have any discussions with, any person relating to an Acquisition Proposal, or otherwise facilitate any effort or attempt to make or implement an Acquisition Proposal; (b) that it will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing and will take the necessary steps to inform the individuals or entities referred to above of the obligations undertaken in this Section 6.10; and (c) that it will notify the Parent and MergerCo immediately if any such inquiries or proposals are received by, any such information is received from, or any such negotiations or discussions are sought to be initiated or continued with, it.

          6.11 DISCLOSURE SCHEDULE. The Disclosure Schedule is not attached to this Agreement at the time (the "Sign Date") this Agreement is signed by the Company, the Principal Stockholders, Parent and MergerCo (collectively, the "Signing Parties"). The failure to attach the Disclosure Schedule at the Sign Date does not affect the binding obligations of the parties under this Agreement. It is the obligation of the Company to deliver the Disclosure Schedule to Parent to be attached to this Agreement within twenty-one (21) days of the Sign Date. The representations and warranties set forth in Articles 4 and 4A shall be effective as of the date that the final draft of the Disclosure
Schedule is delivered to MergerCo and Parent pursuant to this Section 6.11, as certified in a writing executed by Parent, the Company and each Principal Stockholder. In the event the Company or any Principal Stockholder fails to deliver their respective sections of the Disclosure Schedule within the time period set forth in this Section, then the representations and warranties set forth in Article 4 and 4A, respectively, shall be deemed complete and accurate and not subject to any conditions or exceptions not stated in Article 4 and 4A.

          6.12   EXHIBITS AND SCHEDULES.  Exhibits 2.3, 6.5, 7.1, 8.1, 7.10 and
8.7 and Schedules 1.33 and 4.3 are not attached to this Agreement at the Sign Date. The failure to attach Exhibits 2.3, 6.5, 7.1, 8.1, 7.10 and 8.7 and Schedules 1.33 and 4.3 at the Sign Date does not affect the binding obligations of the parties under this Agreement. The Company, the Principal Stockholders, Parent and MergerCo agree to cooperate with one another and negotiate in good faith with the object of mutually agreeing to the form of such Exhibits and Schedules within twenty-one (21) days of the Sign Date.

          6.13 NO TRANSFER OF COMPANY SECURITIES. The Principal Stockholders agree that, prior to the consummation of the Merger, they will not transfer in any way any of the Company Securities held by them or any interest therein.

          6.14 MERGER TAX MATTERS. The parties hereto agree that neither Parent, MergerCo, nor any of their respective subsidiaries, nor their officers, directors, agents, or representatives have made any representation or warranty with respect to the tax consequences of the Merger for the Company Securityholders. Notwithstanding the foregoing, Parent and MergerCo acknowledge that the Company's legal counsel may require certain certificates as to factual matters from the Parent and MergerCo in order to deliver the tax opinion described in Section 7.9 and each of Parent and MergerCo hereby agrees to deliver any such certificate reasonably requested by such counsel but only to the extent the matters to be certified to are true and accurate to the knowledge of Parent and MergerCo.

          6.15 EXEMPTION OR REGISTRATION OF MERGER SHARES. The Parent covenants and agrees that it will take any and all necessary actions to perfect any available exemption under the federal securities laws or, if none is available, use its best efforts to cause the issuance of the Merger Shares to be registered under the Securities Act in each case prior to the Effective Time.


                                  ARTICLE 7.
                                  ----------

                 CONDITIONS PRECEDENT TO MERGER OBLIGATION OF
                 --------------------------------------------
              THE COMPANY AND EACH OF THE PRINCIPAL STOCKHOLDERS.
              --------------------------------------------------

     The obligation of the Company and the Principal Stockholders to consummate the Merger and to execute and deliver the Ancillary Documents and the Stockholder Ancillary Documents is, at the option of the Company and the Principal Stockholders, subject to satisfaction and fulfillment of the following conditions:

          7.1 OPINION OF COUNSEL FOR THE PARENT AND MERGERCO. The Company Securityholders shall have received an opinion of Troop Meisinger Steuber & Pasich, LLP, counsel for the Parent and MergerCo, dated the Effective Date, in form and substance reasonably satisfactory to the Company and its counsel, containing the opinions set forth in Exhibit 71.
                                     -----------

          7.2 COMPLIANCE BY THE PARENT; REPRESENTATIONS AND WARRANTIES CORRECT. All of the terms and conditions of this Agreement, the Ancillary Agreements and the Stockholder Ancillary Agreements to be complied with and performed by the Parent and MergerCo at or before the Effective Time shall have been complied with and performed in all material respects, and the representations and warranties made by the Parent and Mergerco in this Agreement, the Ancillary Agreements and the Stockholder Ancillary Agreements shall be correct in all material respects at and as of the Effective Time with the same force and effect as though such representations and warranties had been made at and as of the Effective Time, except for changes contemplated or permitted in this Agreement and the Ancillary Agreements and changes in the ordinary and usual course of the Parent's business. The Parent and MergerCo shall have delivered to the Company a certificate, dated the Closing Date and signed on behalf of the Parent and MergerCo by one or more of its executive officers, certifying to the satisfaction and fulfillment of these conditions.

          7.3 GOVERNMENTAL AND REGULATORY CONSENTS. (i) The waiting period applicable to the consummation of the Merger under the Hart Scott Act shall have expired or been terminated and, (ii) all filings required to be made prior to the Effective Time by Parent, MergerCo or the Company with, and all consents, approvals, orders, registrations and authorizations required to be obtained prior to the Effective Time by Parent, MergerCo or the Company from governmental and regulatory authorities in connection with the execution and delivery of this Agreement by Parent, MergerCo or the Company and the consummation of the transactions contemplated hereby by Parent, MergerCo and the Company shall have been made or obtained (as the case may be), except where the failure to have obtained or made such consent, filing, authorization, order, approval or registration would not have a Material Adverse Effect on Parent, MergerCo or the Company.

          7.4 CONSENTS. The Parent and MergerCo shall have obtained all consents, permits and approvals required, in the reasonable opinion of counsel for the Company, as a condition to the lawful consummation of the Merger and of the transactions contemplated in this Agreement, or as necessary to avoid a breach of or default under any material agreement to which the Company, its Subsidiaries, MergerCo, any of the Principal Stockholders or the Parent is a party.

          7.5 BLUE SKY REQUIREMENTS. All permits, licenses, consents and approvals necessary under any state securities laws for the issuance of the Merger Shares shall have been issued or given, and no such permit, license, consent or approval shall have been revoked, cancelled, terminated, suspended or made the subject of any "stop order" or proceeding therefor.

          7.6 EXEMPTION OR REGISTRATION OF MERGER SHARES. At or prior to the Effective Time, the issuance of the Merger Shares will be registered under the Securities Act or the issuance of the Merger Shares will be exempt therefrom.

          7.7 LITIGATION. No court or governmental or regulatory authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, judgment, decree, injunction or other order (whether temporary, preliminary or permanent) (collectively, an "Order") which is in effect and makes illegal or prohibits consummation of the transactions contemplated by this Agreement; provided that the Company shall have used reasonable efforts to obtain the removal of any Order.

          7.8 NO MATERIAL ADVERSE CHANGES. There does not exist any circumstance and has not occurred any event which has had or could have a Material Adverse Effect on the Parent and its Subsidiaries.

          7.9 TAX OPINION. The Company shall have received the opinion of Latham & Watkins, counsel to the Company, dated the Effective Date, to the effect that the merger will be treated for Federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code, and that the Company will be a party to that reorganization within the meaning of Section 368(b) of the Code.

          7.10 ESCROW OF MERGER CONSIDERATION. At or prior to the Effective Time, Parent shall have executed and delivered an escrow instrument in the form of the Escrow Instrument attached as Exhibit 7.10 and shall have taken such
                                     ------------
other action as is necessary so that 10% of the Merger Shares is or may be placed in escrow pursuant to the Escrow Instrument. The Escrow Agent under the Escrow Instrument shall be such person as is selected by the Parent and approved by the Company, which approval shall not be unreasonably withheld. The Merger Shares placed in Escrow, subject to any claims asserted by the Parent under the Escrow Instructions, shall be released from Escrow on the first anniversary of the Closing Date pursuant to the terms of the Escrow Instrument.

          7.11 INVESTMENT LETTER. Prior to the Closing Date, Parent and the Company shall have received an investment letter (the "Investment Letter") from all Company Securityholders receiving Merger Shares pursuant to this Agreement which contains standard investment representations and warranties relating to the private placement exemption, an acknowledgement of the provisions of the Escrow Instrument and the last sentence of Section 9.2.1 hereof, and a release of any claim for breach of fiduciary duty or otherwise against the

Company or any officer or director thereof (including the Company's officers and directors prior to the Effective Time).


                                  ARTICLE 8.
                                  ----------

                   CONDITIONS PRECEDENT TO MERGER OBLIGATION
                   -----------------------------------------
                          OF THE PARENT AND MERGERCO.
                          --------------------------

     The obligation of the Parent and MergerCo to consummate the Merger and to execute and deliver the Ancillary Documents and the Stockholder Ancillary Documents is, at the option of the Parent and MergerCo, subject to satisfaction and fulfillment of the following conditions:

          8.1 OPINION OF COUNSEL FOR THE COMPANY. The Parent shall have received an opinion of Latham & Watkins, counsel for the Company, dated the Effective Date, in form and substance reasonably satisfactory to the Parent and its counsel containing the opinions set forth in Exhibit 8.1.
                                                 -----------

          8.2 COMPLIANCE BY THE COMPANY AND THE PRINCIPAL STOCKHOLDERS; REPRESENTATIONS AND WARRANTIES CORRECT. All of the terms and conditions of this Agreement, the Ancillary Agreements and the Stockholder Ancillary Agreements to be complied with and performed by the Company and each of the Principal Stockholders at or before the Effective Time shall have been complied with and performed in all material respects, and the representations and warranties made by the Company and each of the Principal Stockholders in this Agreement, the Ancillary Agreements and the Stockholder Ancillary Agreements shall be correct in all material respects at and as of the Effective Time with the same force and effect as though such representations and warranties had been made at and as of the Effective Time, except for changes contemplated or permitted in this Agreement, the Ancillary Agreements and the Stockholder Ancillary Agreements and changes in the ordinary and usual course of the Company's and its Subsidiaries' businesses. The Company and each Principal Stockholder shall have delivered to the Parent and MergerCo a certificate, dated the Closing Date and signed on behalf of the Company by its chief executive officer and its chief financial officer, certifying to the satisfaction and fulfillment of these conditions.

          8.3 ESTOPPEL CERTIFICATES AND NON-DISTURBANCE AGREEMENTS. On or prior to the Effective Date, the following shall have been received by the
Parent: (a) written confirmations, in form and substance reasonably satisfactory to the Parent, from the landlords of the Company's leased real properties whose consent to the Merger is required under the applicable lease or from landlords who are reasonably identified by Parent confirming that the leases relating to such properties have been duly executed, witnessed and acknowledged by the landlords, that the leases remain in full force and effect, that all obligations, rentals and other payments owed by or accruing from the Company under the leases are satisfied and current, that no events of default have occurred that remain uncured, that the leases have not been amended or modified, or, if they have been amended or modified, the date of each amendment or modification, and that the properties subject to the leases are not subject to any mortgages or deeds of trust or, if they are subject to one or more mortgages or deeds of trust, the name of the holder of each such mortgage or deed of trust and the date, title and original mortgagee or beneficiary of each such mortgage or deed of trust and (b) non-disturbance agreements, in form and substance reasonably satisfactory to the Parent, from the mortgagees of the real properties which are the subject of such leases.

          8.4 DUE DILIGENCE. Parent shall have completed and approved to its sole satisfaction customary business and legal due diligence with respect to the Company, its Subsidiaries and their respective businesses; provided, however, if
                                                           --------  -------
Parent does not deliver written notice to the Company of the failure of this condition on or prior to that date which is four business days following delivery to Parent of the Company's audited financial statements for the year ended December 31, 1995, this condition shall be deemed to be satisfied.

          8.5 HART SCOTT ACT FILING. Prior to the Effective Time, the waiting period in connection with the Hart Scott Act filing shall have expired.

          8.6 CONSENTS. The Company, MergerCo, the Principal Stockholders and the Parent shall have obtained all consents, permits and approvals required, in the reasonable opinion of counsel for the Parent, as a condition to the lawful consummation of the Merger and of the transactions contemplated in this Agreement, or as necessary to avoid a breach of or default under any material agreement to which the Company, its Subsidiaries, MergerCo, or the Parent is a party.

          8.7 NON-COMPETITION AGREEMENTS. At or before the Effective Time, all of the Principal Stockholders (such Principal Stockholders hereby agreeing to do so) shall each have executed and delivered to the Parent a Non-Competition Agreement (the "Non-Competition Agreement") in the form of Non-Competition Agreement attached as Exhibit 8.7 (in this regard, the "Restricted Period" and
                      -----------
the "Restricted Territory" with respect to each such Principal Stockholder shall be the period and territory, respectively, set forth in Section 8.7 of the Disclosure Schedule).

          8.8 BLUE SKY REQUIREMENTS. All permits, licenses, consents and approvals necessary under any state securities laws for the issuance of the Merger Shares shall have been issued or given, and no such permit, license, consent or approval shall have been revoked, cancelled, terminated, suspended or made the subject of any "stop order" or proceeding therefor.

          8.9 ACCOUNTING TREATMENT. The Parent shall have received a letter, dated the Effective Date, from Arthur Andersen LLP, the Parent's independent certified public accountants, which shall be satisfactory to the Parent, stating without qualification the accounting for the business combination contemplated in this Agreement and the Ancillary Agreements as a "pooling of interests" and will be in accordance with generally accepted accounting principles and the applicable pronouncements and interpretations thereof of the Accounting Principles Board (APB) of the American Institute of Certified Public Accountants, the Financial Accounting Standards Board (FASB) and the SEC in effect on the Effective Date ("Pooling Accounting Treatment").

          8.10 ESCROW OF MERGER CONSIDERATION. At or prior to the Effective Time, the Company shall have executed and delivered an escrow instrument on behalf of the Company Stockholders in the form of the Escrow Instrument attached as Exhibit 7.10 and shall have taken such other action as is necessary so that
   ------------
10% of the Merger Shares is or may be placed in escrow pursuant to the Escrow Instrument. The Escrow Agent under the Escrow Instrument shall be such person as is selected by the Parent and approved by the Company, which approval shall not be unreasonably withheld. The Merger Shares placed in Escrow, subject to any claims asserted by the Parent under the Escrow Instructions, shall be released from Escrow on the first anniversary of the Closing Date. Parent acknowledges that it shall be solely responsible for the fees of the Escrow Agent incurred in connection with the Escrow.

          8.11 COMPANY STOCKHOLDERS APPROVAL. Prior to the Effective Time, the Company Securityholders shall have approved the Merger in accordance with the Delaware Law. Additionally, no Company Securityholders, other than Dissenters who would be entitled to receive in the Merger in the aggregate less than 5% of the Merger Shares in exchange for all of their Company Securities if they were not Dissenters, shall have validly exercised their appraisal rights under Section 262 of the Delaware Law.

          8.12 PARENT BOARD OF DIRECTOR APPROVAL. Prior to the Effective Time, Parent's Board of Directors shall have approved the Merger in accordance with Delaware Law.

          8.13 RESIGNATION OF COMPANY OFFICERS AND DIRECTORS. Prior to the Effective Time, each of the members of the Board of Directors of the Company and its Subsidiaries shall have executed letters of resignation.

          8.14 COMPANY CERTIFICATE REGARDING COMPANY SECURITIES. The Parent shall have received from the Company an executed certificate certifying to the Parent (a) the aggregate number of outstanding Company Common Shares, (b) the aggregate number of Company Common Shares with respect to which appraisal rights have been validly exercised under Section 262 of the Delaware Law along with the identification of the Company Securityholders who have so exercised such appraisal rights and a representation as to whether or not each such Company Securityholder qualifies as a Dissenter and (c) the aggregate number of outstanding Company Preferred Shares, all immediately prior to the Effective Time.

          8.15 COMPANY AFFILIATE'S LETTERS. All of the Company Affiliates (any Principal Stockholders who are Company Affiliates hereby agreeing to do so) shall have executed and delivered to the Parent the Company Affiliate's Letter.

          8.16 CONTINUED EMPLOYMENT OF KEY MANAGERS. Prior to the Effective Time, each of Rick Watson and Barry Watson shall have (x) terminated their respective employment agreements with the Company for the sole consideration of 20,000 and 10,000 shares of Parent Common Stock, respectively, and (y) provided a general release to the Company of any other claim they might have against the Company or its Subsidiaries arising out of their employment with the Company and
(z) agreed to remain in the employ of the Surviving Corporation for a minimum of twelve months following the Closing. By execution of this Agreement, each of Rick Watson and Parent hereby agree to the foregoing and each agrees to negotiate in good faith to reach agreement on the form and substance of the Agreements necessary to implement the foregoing.

          8.17 INVESTMENT LETTER. Prior to the Closing Date, Parent and the Company shall have received Investment Letters from all Company Securityholders receiving Merger Shares pursuant to this Agreement which contains standard investment representations and warranties relating to the private placement exemption, an acknowledgement of the provisions of the Escrow Instrument and the last sentence of Section 9.2.1 hereof, and a release of any claim for breach of fiduciary duty or otherwise against the Company or any officer or director thereof (including the Company's officers and directors prior to the Effective
Time).

          8.18 NO ADVERSE CHANGES. There does not exist any circumstance and has not occurred any event which has had a Material Adverse Effect on the Company or its Subsidiaries.


                                  ARTICLE 9.
                                  ----------

                            POST-CLOSING COVENANTS
                            ----------------------

          9.1    INDEMNIFICATION.

                 9.1.1 GENERAL. From and after the Effective Time, the parties shall indemnify each other as provided in this Section 9.1. As used in this Agreement, (a) the term "Damages" shall mean all liabilities, demands, claims, actions or causes of action, regulatory, legislative or judicial proceedings or investigations, assessments, levies, losses, fines, penalties, damages, costs and expenses, including without limitation reasonable attorneys', accountants', investigators', and experts' fees and expenses, sustained or incurred in connection with the defense or investigation of any claim; (b) the term "Indemnified Party" shall mean a party who is entitled to indemnification from a party hereto pursuant to this Section 9.1; (c) the term "Indemnifying Party" shall mean a party hereto who is required to provide indemnification under this Article 9 to another party; and (d) the term "Third Party Claim" shall mean any claim, action, suit, proceeding, investigation or like matter which is asserted or threatened by a party other than the parties hereto, their successors and permitted assigns, against any Indemnified Party or to which any Indemnified Party is subject.

                 9.1.2 THE COMPANY INDEMNIFICATION OBLIGATIONS; ESCROW INSTRUMENT. The Company shall indemnify, save and keep the Parent, MergerCo, its officers, directors, employees, partners and stockholders (each a "Parent Indemnitee" and collectively, the "Parent Indemnitees") harmless against and from all Damages sustained or incurred by any Parent Indemnitee, as a result of or arising out of or by virtue of:

                         (a)  any inaccuracy in or breach of any representation
and warranty made by the Company to the Parent or MergerCo herein or in any of the Ancillary Agreements delivered to the Parent or MergerCo in connection herewith; and

                         (b)  the breach by the Company of, or failure of the
Company to comply with, any of the covenants or obligations under this Agreement or any of the Ancillary Agreements to be performed by the Company (including, without limitation, their obligations under this Section 9.1).

     The Company and Parent shall enter into the Escrow Instrument as of the date of the Closing and deposit the Escrow Shares therein for the purpose of securing the indemnity obligations of the Company under this Section 9.1.2.

                 9.1.3 EACH PRINCIPAL STOCKHOLDER'S INDEMNIFICATION OBLIGATIONS. Each Principal Stockholder shall indemnify severally, and not jointly, and save and keep the Parent Indemnitees harmless against and from all Damages sustained or incurred by any Parent Indemnitee, as a result of or arising out of or by virtue of:

                         (a)  any inaccuracy in or breach of any representation
and warranty made by such Principal Stockholder to the Parent or MergerCo pursuant to Article 4A or in any Stockholder Ancillary Agreement delivered to the Parent or MergerCo in connection herewith; and

                         (b)  the breach by such Principal Stockholder of, or
failure of such Principal Stockholder to comply with, any of the covenants or obligations under this Agreement or of the Stockholder Ancillary Agreements to be performed by such Principal Stockholder (including, without limitation, such Principal Stockholder's obligations under this Section 9.1).

                 9.1.4 THE PARENT INDEMNIFICATION OBLIGATIONS TO THE COMPANY SECURITYHOLDERS. The Parent shall indemnify, save and keep the Company Securityholders and their heirs, successors and permitted assigns (individually a "Company Indemnitee" and collectively, the "Company Indemnitees") harmless against and from all Damages sustained or incurred by any Company Indemnitee as a result of or arising out of or by virtue of:

                         (a)  any inaccuracy in or breach of any representation
and warranty made by the Parent or MergerCo to the Company Securityholders herein or in any

Ancillary Agreements or Stockholder Ancillary Agreements delivered to the Company Securityholders in connection herewith;

                         (b)  any breach by the Parent or MergerCo of, or
failure by the Parent or MergerCo to comply with, any of the covenants or obligations under this Agreement or any of the Ancillary Agreements to be performed by the Parent or MergerCo (including without limitation its obligations under this Section 9.1); or

                         (c)   the operation of the business of the Company or
any of its Subsidiaries from and after the Effective Time but only to the extent such Damages are not proximately caused by any of the events described in Sections 9.1.2 or (b) or Sections 9.1.3 or (b).

                 9.1.5   LIMITATION ON INDEMNIFICATION OBLIGATIONS.

                         (a)  The Company's, each Principal Stockholder's and
the Parent's obligations pursuant to Sections 9.1.2, 9.1.3 and 9.1.4, respectively, are subject to the following limitations:

                              (i)    No Indemnified Party shall be entitled to
recover under this Section 9.1 other than with respect to the Special Provisions unless a claim has been asserted by written notice, setting forth the basis for such claim (a "Notice of Loss"), delivered to the Indemnifying Party on or prior to the date (the "Applicable Date") as is the earlier to occur of (i) the date of issuance of the first independent audit report of Parent which includes any period ending after the Effective Time or (ii) the first anniversary of the Closing Date. The Special Provisions shall mean the provisions of Section 4A.1, 4A.2, 6.15, 9.1.5 and 9.2.

                              (ii)   Notwithstanding anything to the contrary
herein contained, the Company Securityholders shall not be obligated hereunder with respect to any Damages other than with respect to the Special Provisions to the extent that such Damages exceed the value of the Escrow Shares. The Company Securityholders shall have no right of contribution against the Company or against Parent or any of their respective Subsidiaries by reason or arising from any claim asserted by an Indemnified Party under Section 9.1.2.

                              (iii)  the Parent Indemnitees shall not be
entitled to recover for any Damages other than with respect to the Special Provisions until such time as the Damages claimed by all Parent Indemnitees in the aggregate exceed $150,000, at which time all claims for Damages of any one or more Parent Indemnitees for indemnification may be asserted, including claims for Damages included in the initial $150,000.

                         (b)  Notwithstanding anything to the contrary herein
contained, the limitations contained in Section 9.1.5 shall not apply to any claim for Damages to the extent it arises out of fraud or intentional misrepresentation.

                 9.1.6 RELEASE. As a condition to the Merger, each Company Stockholder and each officer and director of the Company and its Subsidiaries shall deliver to Parent, MergerCo and the Company effective as of the Closing Time, a general release in a form reasonably satisfactory to Parent of the Company and its Subsidiaries from all claims which such Principal Stockholder, officer or director have against the Company or any Subsidiary on any account other than rights specifically granted under this Agreement, which general release shall be included in the Investment Letter.

                 9.1.7 ESCROW SHARES. If the Escrow Instrument is in effect at the time of an assertion of indemnification is made by the Parent Indemnitees, the obligations of the Company and the Principal Stockholders hereunder with respect to the Damages (other than with respect to the Special Provisions) shall first be satisfied by the distribution to the Parent Indemnitee of Escrow Shares held pursuant to the Escrow Instrument. After there are no Escrow Shares (or other assets) held pursuant to the Escrow Instrument, the Company and the Principal Stockholders shall be obligated to satisfy their obligations by the payment of cash to the Parent Indemnitees.

                 9.1.8 THIRD PARTY CLAIMS OTHER THAN TAXES. Forthwith following the receipt of notice of a Third Party Claim (other than a Third Party Claim with respect to Taxes), the party receiving the notice of the Third Party Claim shall (i) notify the other party of its existence setting forth with reasonable specificity the facts and circumstances of which such party has received notice and (ii) if the party giving such notice is an Indemnified Party, specifying the basis hereunder upon which the Indemnified Party's claim for indemnification is asserted. The Indemnified Party shall, upon reasonable notice, tender the defense of a Third Party Claim to the Indemnifying Party. If:

                         (a)  the defense of a Third Party Claim so tendered is
accepted without qualification (or reservation of rights) by the Indemnifying Party within thirty (30) days thereafter such tender; or

                         (b)  within thirty (30) days after the date on which
written notice of a Third Party Claim has been given pursuant to this Section 9.1.8, the Indemnifying Party shall acknowledge in writing to the Indemnified Party and without qualification (or reservation of rights) its indemnification obligations as provided in this Section 9.1.8;

                         (c)  the defense of a Third Party Claim is accepted by
the Indemnifying Parties pursuant to Section 9.1.8(a) or (b) above, then, except as hereinafter provided, the Indemnified Party shall not, and the Indemnifying Party shall, have the right to contest, defend, litigate or settle such Third Party Claim. The Indemnified Party shall have the right to be represented by counsel at its own expense in any such contest, defense, litigation or settlement conducted by the Indemnifying Party provided that the Indemnified Party shall be entitled to reimbursement therefor if the Indemnifying Party shall lose its right to contest, defend, litigate and settle the Third Party Claim as herein provided. The Indemnifying Party shall lose its right to defend and settle the Third Party Claim if it shall fail to diligently contest the Third Party Claim. So long as the Indemnifying Party has not lost its right and/or obligation to contest, defend, litigate and settle as herein provided, the Indemnifying Party shall have the exclusive right to contest, defend and litigate the Third Party Claim and shall have the exclusive right, in its discretion exercised in good faith, and upon the advice of counsel, to settle any such matter, either before or after the initiation of litigation, at such time and upon such terms as it deems fair and reasonable, provided that at least ten (10) days prior to any such settlement, written notice of its intention to settle shall be given to the Indemnified Party. All expenses (including without limitation attorneys' fees) incurred by the Indemnifying Party in connection with the foregoing shall be paid by the Indemnifying Party. Notwithstanding the foregoing, in connection with any settlement negotiated by an Indemnifying Party, no Indemnified Party shall be required by an Indemnifying Party to (x) enter into any settlement that does not include as an unconditional term thereof the delivery by the claimant or plaintiff to the Indemnified Party of a release from all liability in respect of such claim or litigation, (y) enter into any settlement that attributes by its terms liability to the Indemnified Party or (z) consent to the entry of any judgment that does not include as a term thereof a full dismissal of the litigation or proceeding with prejudice. No failure by an Indemnifying Party to acknowledge in writing its indemnification obligations under this Section 9.1.8 shall relieve it of such obligations to the extent they exist. If an Indemnified Party is entitled to indemnification against a Third Party Claim, and the Indemnifying Party fails to accept a tender of, or assume, the defense of a Third Party Claim pursuant to this Section 9.1.8 or if, in accordance with the foregoing, the Indemnifying Party shall lose its right to contest, defend, litigate and settle such a Third Party Claim, the Indemnified Party shall have the right, without prejudice to its right of indemnification hereunder, in its discretion exercised in good faith and upon the advice of counsel to contest, defend and litigate such Third Party Claim, and may settle such Third Party Claim, either before or after the initiation of litigation, at such time and upon such terms as the Indemnified Party deems fair and reasonable, provided that at least ten (10) days prior to any such settlement, written notice of its intention to settle is given to the Indemnifying Party. If, pursuant to this
Section 9.1.8, the Indemnified Party so contests, defends, litigates or settles a Third Party Claim, for which it is entitled to indemnification hereunder as hereinabove provided, the Indemnified Party shall be reimbursed by the Indemnifying Party for the reasonable attorneys' fees and other expenses of defending, contesting, litigating and/or settling the Third Party Claim which are incurred from time to time, forthwith following the presentation to the Indemnifying Party of itemized bills for said attorneys' fees and other expenses.

                 9.1.9 CLAIMS INVOLVING TAXES. In the case of any proposed or actual assessment of Tax liabilities for which a Parent Indemnitee is entitled to indemnification from the Company as provided herein, Parent shall give notice to the Company Securityholders, and shall contest such proposed or actual assessment in the manner reasonably directed by the Company Securityholders (in consultation with the Parent) through the administrative review or appeal procedures available under the relevant Tax laws and regulations. The Company Securityholders shall bear all costs and expenses relating to any action requested by the Company Securityholders to be taken by Parent under this
Section 9.1.9.  If the pursuit of such
administrative remedies by the Parent is unsuccessful, Parent shall be entitled to indemnification for the Tax (and any penalties and interest) pursuant to
Section 9.1 hereof; provided however, that if within ten (10) days of receipt
                    -------- -------
from the Parent of notice of its intention to do so, the Company Securityholders shall notify the Parent of their desire to contest the proposed or assessed Tax deficiency in the courts, they shall be entitled to do so at their expense provided the Company Securityholders pay the deficiency and any penalties and interest if required in order to seek judicial relief. The Parent shall cooperate with the Company for such purposes but shall be entitled to reimbursement for any out-of-pocket expenses incurred by the Parent in doing so. For purposes of this Section 9.1.9, the Company Securityholders shall select a Company Securityholder representative to act on their behalf who shall serve as a liaison between Parent and the Company Securityholders with respect to all matters arising under or related to this Section 9.1.9.

                 9.1.10 COOPERATION. Subject to the provisions of Section 9.1.8, the Indemnified Party shall have the right, at its own expense, to participate in the defense of any Third Party Claim, and if said right is exercised, the parties shall cooperate in the investigation and defense of said Third Party Claim.

                 9.1.11 SUBROGATION. The Indemnifying Party shall not be entitled to require that any action be brought against any other Person before action is brought against it hereunder by the Indemnified Party and shall not be subrogated to any right of action until it has paid in full or successfully settled or defended against the Third Party Claim for which indemnification is sought.

                 9.1.12 INDEMNIFICATION NET OF BENEFITS. The amount of any recovery by an Indemnified Party pursuant to this Section 9.1 shall be net of any insurance benefits actually received by such Indemnified Party (but not to the extent such benefits are repaid through retrospective premium adjustments or otherwise) or any foreign federal, state and/or local tax benefits actually received by such Indemnified Party as a result of the state of facts which entitled the Indemnified Party to recover from the Indemnifying Party pursuant to this Section 9.1. Notwithstanding the foregoing, any increase or decrease in the basis of any assets or stock of the Parent or any of its Subsidiaries shall not be considered to give rise to a tax benefit for purposes of this
Section 9.1.12.

          9.2    REGISTRATION STATEMENT FILING.

                 9.2.1 As promptly as reasonably practicable following the Closing, Parent shall file with the Securities and Exchange Commission (the "Commission") a registration statement (the "Registration Statement") on any appropriate form under the Securities Act of 1933, as amended (the "Securities Act") with respect to the offering and sale or other disposition of the Merger Shares to be issued in the Merger. Parent agrees to use all reasonable efforts to cause the Registration Statement to become effective as soon as reasonably practicable following its filing. The Principal Stockholders agree to cooperate with and provide assistance to Parent in connection with the registration and sale of the Merger Shares. Notwithstanding the foregoing, the Company and the Principal Stockholders acknowledge and agree that Parent shall have no obligation to name in the Registration Statement any Company Securityholder as a selling stockholder at the time of the original filing; provided, that, Parent files a post-effective amendment or amendments which become effective on or prior to the second anniversary of the Closing Date including (as of such date) all Company Securityholders as selling stockholders and thus allowing each Company Securityholder an opportunity to effect sales of Merger Shares pursuant to the Registration Statement at least as of such time.

                 9.2.2 Parent agrees that, subject to the provisions of the last sentence of Section 9.2.1, it will (i) prepare and file with the Commission, any amendments or supplements to the Registration Statement or prospectus which is a part thereof which may be necessary to keep the Registration Statement effective and to comply with the provisions of the Securities Act with respect to the offer of the Merger Shares covered by the Registration Statement for a period of three (3) years from the effective date of the Registration Statement; (ii) prepare and promptly file with the Commission and promptly notify the Company Securityholders of the filing of such amendment or supplement to the Registration Statement or prospectus as may be necessary to correct any statement therein or omission therefrom if, at any time when a prospectus relating to the Merger Shares is required to be delivered under the Securities Act, any event with respect to Parent shall have occurred as a result of which any prospectus would include an untrue statement of material fact or omit to state any material fact necessary to make the statements therein not misleading; (iii) in case the Company Securityholders are required to deliver a prospectus, prepare promptly such amendment or amendments to the Registration Statement and such prospectus or prospectuses as may be necessary to permit compliance with the requirements of Section 10(a)(3) of the Securities Act; (iv) advise the Company Securityholders promptly after Parent shall receive notice or obtain knowledge of the issuance of any stop order by the Commission suspending the effectiveness of the Registration Statement or amendment thereto or of the initiation or threatening of any proceedings for that purpose, and promptly use its commercially reasonable efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued; (v) use its best efforts to qualify the Merger Shares for sale under the securities or "blue Sky" laws of such states within the United States as the Securityholders may reasonably designate; and (vi) furnish to the Company Securityholders, as soon as available, copies of the Registration Statement and each preliminary and final prospectus, or supplement or amendment required to be prepared with respect thereto, all in such quantities as they may from time to time reasonably request.

                 9.2.3 Parent shall pay all expenses (the "Registration Expenses") incurred by Parent incident to the registration of the Merger Shares under this Section 9.2, including, without limitation, all registration and filing fees, all fees and expenses of complying with securities or blue sky laws, all word processing, duplicating and printing expenses, messenger and delivery expenses, the fees and disbursements of counsel for Parent and of its independent public accountants, premiums and other costs of policies of insurance purchased by

Parent at its option against liabilities arising out of the public offering of such Merger Shares. With respect to sales of Merger Shares, the Company Securityholders shall pay all underwriting discounts and commissions and fees of underwriters, selling brokers, dealer managers or similar securities industry professionals relating to the distribution of the Merger Shares, the fees and disbursements of counsel retained by the Company Securityholders and transfer taxes, if any.

                 9.2.4 Parent agrees to indemnify and hold harmless, to the full extent permitted by law, each Company Securityholder, its officers, directors and employees and each person who controls such Company Securityholder (within the meaning of the Securities Act) against all losses, claims, damages, liabilities and expenses caused by any untrue or alleged untrue statement of a material fact contained in the Registration Statement or prospectus or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are caused by or contained in any information furnished in writing to the Parent by such Company Securityholder expressly for use therein. Promptly after receipt by a Company Securityholder under this
Section 9.2.4 of notice of the commencement of any action (including any governmental action), such Company Securityholder will, if a claim in respect thereof is to be made against the Parent under this Section 9.2.4, notify Parent in writing of the commencement thereof and Parent shall have the right to participate in, and, to the extent Parent so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that a Company Securityholder shall have the right to retain its own counsel, with the fees and expenses to be paid by Parent, if representation of such Company Securityholder by the counsel retained by Parent would be inappropriate due to actual or potential differing interests between such Company Securityholder and any other party represented by such counsel in such proceeding. The failure to notify Parent within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve Parent of any liability to the Company Securityholder under this Section 9.2.4 but the omission so to notify Parent will not relieve it of any liability that it may have to any Company Securityholder otherwise than under this Section 9.2.4.

          9.3 LISTING OF ADDITIONAL SHARES ON NASDAQ. As promptly as reasonably practicable following the Closing, the Parent shall prepare and submit to the National Association of Securities Dealers an Additional Listing Application and all other documents and fees necessary to cause the Merger Shares to be listed on the NMS.

          9.4 COMPANY FAILURE TO CLOSE. In the event this Agreement is terminated pursuant to Article 10 as a result of the failure of any condition set forth in Section 8.1.1 and the Company or the Company Securityholders enter into an agreement to effect a sale of substantially all of the assets, or a majority of the voting securities of the Company (collectively, the "Proposed Transaction"), within six months from the date of termination under Article 10 hereof to a party who had or on whose behalf there had been discussions relating to a Proposed Transaction made with the Company, a Principal Stockholder or their agents or representatives regarding the Proposed Transaction during the period from November 1, 1995 and ending on the date of the meeting, or written consent set forth in Section 6.3 hereof, the Company shall pay to Parent all costs incurred by Parent (not to exceed $250,000) in connection with the negotiation, execution and consummation of this Agreement plus an additional $250,000.


                                  ARTICLE 10.
                                  -----------

                                  TERMINATION.
                                  -----------

     This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time:

          10.1 MATERIAL BREACH. By a non-breaching party, in the event of a material breach of any representation, warranty, condition or agreement contained in this Agreement that is not cured within 30 days of the time that written notice of such breach is received by such other party from the party giving notice;

          10.2 CONSUMMATION OF MERGER. If the Merger shall not have been consummated on or before May 31, 1996; provided, in the case of a termination pursuant to this Section 1.0.2, the terminating party shall not have materially breached its obligations hereunder in any manner that shall have contributed to the failure to consummate the Merger by such date.

          10.3 DUE DILIGENCE. In the event that the Parent's due diligence investigation of the Company and its Subsidiaries conducted between the date hereof and the Closing Date, related to all aspects of the business of the Company and its Subsidiaries, is not completed to the satisfaction of Parent in its sole discretion, the Parent may elect to the terminate this Agreement by giving written notice of termination to the Company within seven (7) days of the conclusion of such due diligence investigation.

          10.4 MUTUAL CONSENT. By mutual written consent of the Parent and the Company authorized by their respective Boards of Directors.

          10.5 EFFECT OF TERMINATION. In the event of termination of this Agreement and abandonment of the Merger pursuant to this Article 1.0, no party hereto (or any of its Affiliates) shall have any liability or further obligation to any other party to this Agreement, except that if termination of this Agreement shall be judicially determined to have been caused by willful breach of this Agreement, then, in addition to other remedies at law or equity for breach of this Agreement, the party so found to have willfully breached this Agreement shall indemnify the other parties for their respective costs, fees and expenses of their counsel, accountants and other experts and advisors as well as fees and expenses incident to negotiation, preparation and execution of this Agreement and related documentation and their stockholders' meetings and consents.

                                  ARTICLE 11.
                                  -----------

                          CHOICE OF LAW; ARBITRATION
                          --------------------------

     The internal laws of the State of California, United States of America, applicable to contracts entered into and wholly to be performed in California by California residents, without reference to any principles concerning conflicts of law, shall govern the validity of this Agreement, the construction of its terms and the interpretation of the rights and duties of the parties hereunder; provided, however, that this Section and the parties' rights under this Section shall be governed by and construed in accordance with the Federal Arbitration Act, 9 U.S.C. (S) 1 et. sec. Any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be settled by the following procedures: Either party may send the other written notice identifying the matter in dispute and involving the procedures of this Section. Within fourteen (14) days after such written notice is given, one or more principals of each party shall meet at a mutually agreeable location in San Francisco, California, for the purpose of determining whether they can resolve the dispute themselves by written agreement, and, if not, whether they can agree upon a third-party impartial arbitrator (the "Arbitrator") to whom to submit the matter in dispute for final and binding arbitration. If the parties fail to resolve the dispute by written agreement or to agree on the Arbitrator within a twenty-one (21) day period, either party may make written application to the Judicial Arbitration and Mediation Services ("JAMS"), San Francisco, California for the appointment of a single Arbitrator to resolve the dispute by arbitration and at the request of JAMS, the parties shall meet with JAMS at its offices or confer with JAMS by telephone within ten (10) calendar days of such request to discuss the dispute and the qualifications and experience which each party respectively believes the Arbitrator should have; provided, however, the selection of the Arbitrator shall be the exclusive decision of JAMS and shall be made within thirty (30) days of the written application to JAMS. Within 30 days of the selection of the Arbitrator, the parties shall meet in San Francisco, California with such Arbitrator at a place and time designated by the Arbitrator after consultation with the parties and present their respective positions on the dispute. Each party shall have no longer than one day to present its position, the entire proceeding before the Arbitrator shall be on no more than three consecutive days, and the award shall be made in writing no more than 30 days following the end of the proceeding. Such award shall be a final and binding determination of the dispute and shall be fully enforceable as an arbitration award in any court having jurisdiction and venue over the parties. The prevailing party (as determined by the Arbitrator) shall in addition be awarded by the Arbitrator such party's own attorneys' fees and expenses in connection with such proceeding. The non-prevailing party (as determined by the Arbitrator,) shall pay the Arbitrator's fees and expenses.

                                  ARTICLE 12.
                                  -----------

                           MISCELLANEOUS PROVISIONS.
                           ------------------------

          12.1 NOTICES. All notices, demands or other communications hereunder shall be in writing and shall be deemed to have been duly given if (i) delivered in person, on the date actually given, (ii) by United States mail, certified or registered, with return receipt requested, on the date which is two business days after the date of mailing, or (iii) if sent by telex or facsimile transmission, with a copy mailed on the same day in the manner provided in (i) above, on the date transmitted provided receipt is confirmed:

                 12.1.1  if to the Parent or MergerCo to:

                            Veterinary Centers of America, Inc.
                            3420 Ocean Park Boulevard, Suite 1000
                            Santa Monica, California 90405
                            Attention: Chief Financial Officer
                            Telecopy No.: (310) 392-7464

                            With copies to:

                            Troop Meisinger Steuber & Pasich, LLP
                            10940 Wilshire Boulevard, Suite 800
                            Los Angeles, California 90024
                            Attention: C.N. Franklin Reddick III, Esq.
                            Telecopy No.: (310) 443-8512

                 12.1.2  if to the Company to:

                            Pets Rx, Inc.
                            333 West Santa Clara Street #716
                            San Jose, California 95113
                            Attention:  President

                            With copies to:

                            Latham & Watkins
                            505 Montgomery Street, Suite 1900
                            San Francisco, CA 94111

                            Attention: Christopher L. Kaufman
                            Telecopy: (415) 395-8095

                 12.1.3 if to the Principal Stockholders, to their respective addresses set forth in Schedule A hereto,


or at such other address as may have been furnished by such Person in writing to the other parties.

          12.2 SEVERABILITY. Should any Section or any part of a Section within this Agreement be rendered void, invalid or unenforceable by any court of law for any reason, such invalidity or unenforceability shall not void or render invalid or unenforceable any other Section or part of a Section in this Agreement.

          12.3 EXHIBITS AND SCHEDULES. Each Exhibit and Schedule delivered pursuant to the terms of this Agreement, each document, instrument and certificate delivered by the parties in connection with the transactions contemplated hereby and each Ancillary Agreement constitutes an integral part of this Agreement.

          12.4 HEADINGS. Section headings and subheadings used in this Agreement are for convenience only and shall not affect the meaning or construction of this Agreement.

          12.5 NO ADVERSE CONSTRUCTION. The rule that a contract is to be construed against the party drafting the contract is hereby waived, and shall have no applicability in construing this Agreement, any other document delivered at the Closing or any provisions hereof or thereof.

          12.6 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

          12.7 COSTS AND ATTORNEYS' FEES. In the event that any action, suit, or other proceeding is instituted concerning or arising out of this Agreement, any of the Ancillary Agreements or any of the Stockholder Ancillary Agreements, the prevailing party shall recover all of such party's costs, and reasonable attorneys' fees incurred in each and every such action, suit, or other proceeding, including any and all appeals or petitions therefrom.

          12.8 SUCCESSORS AND ASSIGNS. All rights, covenants and agreements of the parties contained in this Agreement shall, except as otherwise provided herein, be binding upon and inure to the benefit of their respective successors and assigns.

          12.9 AMENDMENT. This Agreement may be amended at any time by the mutual written agreement of the Parent, the Company and MergerCo, but no amendment shall be made which materially changes the rights, obligations or liabilities of any Principal Stockholder hereunder without his written agreement thereto.

          12.10 WAIVER. At any time prior to the Effective Time, the Parent, the Company and MergerCo may:

                 12.10.1 Extend the time for the performance of any of the obligations or other acts of the parties hereto.

                 12.10.2 Waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto.

                 12.10.3 Waive compliance with any of the agreements or conditions contained herein.

Any agreement on the part of the Parent, the Company or MergerCo to any such extension or waiver shall be valid only if set forth in an instrument in writing signed by or on behalf of such party, and no such agreement which materially changes the rights, obligations or liabilities of any Principal Stockholder hereunder shall be binding upon him without his written agreement thereto.

          12.11 ENTIRE AGREEMENT. This Agreement, the attached Exhibits and Schedules, the other schedules referred to in this Agreement, and the Ancillary Agreements contain the entire understanding of the parties and, other than the Confidentiality Letter, there are no further or other agreements or understandings, written or oral, in effect between the parties relating to the subject matter hereof unless expressly referred to herein. Nothing in this Agreement, express or implied, is intended to confer upon any person other than the parties hereto any rights or remedies under or by way of this Agreement;

provided, however, that the Indemnified Parties shall be entitled to the
- - --------  -------
benefits of Article 9.

          12.12 DISCLOSURE SCHEDULE. Matters reflected on the Disclosure Schedule are not necessarily limited to matters required by this Agreement to be reflected on the Disclosure Schedule. Such additional matters are set forth for informational purposes only and do not necessarily include other matters of a similar nature. Matters disclosed by the Company and the Company Stockholders pursuant to any particular section of or schedule to this Agreement (or any section of the Disclosure Schedule) shall be deemed to be disclosed with respect to all sections of this Agreement (and all sections of the Disclosure Schedule) to the extent this Agreement requires such disclosure. Capitalized terms used in the Disclosure Schedule not otherwise defined therein shall have the respective meanings assigned to such terms in this Agreement.

          12.13 OBLIGATIONS OF THE PARENT. Whenever this Agreement requires MergerCo to take any action, such requirement shall be deemed to include an undertaking on the part of Parent to cause MergerCo to take such action.

          IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first above written.


                            VETERINARY CENTERS OF AMERICA, INC.,
                            A DELAWARE CORPORATION



                            By:  ___________________________________________
                                 Name:      Robert L. Antin
                                 Title:     Chief Executive Officer



                            PRI MERGER COMPANY,
                            A DELAWARE CORPORATION



                            By:  ___________________________________________
                                 Name:      Robert L. Antin
                                 Title:     Chief Executive Officer

                            PETS RX, INC.,
                            A DELAWARE CORPORATION



                            By:  _____________________________________________
                                 Name:
                                 Title:


                            TRILON DOMINION PARTNERS, LLC



                            By:  _____________________________________________
                                 Name:
                                 Title:


                            HYPROM, S.A.
                            A SWISS CORPORATION



                            By:  _____________________________________________
                                 Name:
                                 Title:


                            __________________________________________________
                            Richard Watson, individually and as Custodian for Andrew Watson



                            __________________________________________________
                            Nancy P. Watson


                            __________________________________________________
                            John W. Hunter

                               LIST OF EXHIBITS

Exhibit No.  Exhibit Name
- - -----------  ------------

2.3(b)               Certificate of Merger

4.29                 Form of Confidentiality Agreement

6.6                  Form of Affiliate Letter

7.1                  Opinion of Troop Meisinger Steuber & Pasich, LLP

8.1                  Opinion of Latham & Watkins

8.7                  Form of Non-Competition Agreement

7.11                 Escrow Agreement

                               LIST OF SCHEDULES

Schedule         Identification
- - --------         --------------

A                Principal Stockholders

8.15             Key Company Managers

                                  SCHEDULE A

                            PRINCIPAL STOCKHOLDERS

Trilon Dominion Partners, LLC

Hyprom, S.A.
a Swiss corporation

Richard Watson, individually and as Custodian for Andrew Watson

Nancy P. Watson

John W. Hunter

                                AMENDMENT NO. 1
                                      TO
                     AGREEMENT AND PLAN OF REORGANIZATION


     Amendment No. 1 to Agreement and Plan of Reorganization (the "Amendment No. 1") dated this April 11, 1996, by and among the Principal Stockholders, Veterinary Centers of America, Inc., a Delaware corporation ("Parent"), PRI Merger Company, a Delaware corporation ("MergerCo") and Pets Rx, Inc., a Delaware corporation (the "Company").


                                R E C I T A L S
                                ---------------

     A. Parent, MergerCo and the Company have entered into that certain Agreement and Plan of Reorganization (the "Merger Agreement") dated February 27, 1996 pursuant to which MergerCo shall merge with and into the Company (the "Merger"), the separate existence of MergerCo shall cease and the Company shall continue as the surviving corporation. Terms used herein without definition shall have the meanings given those terms in the Merger Agreement.

     B. Pursuant to Section 1.22 of the Merger Agreement, Merger Shares means 970,000 shares of Parent Common Stock minus the Reduction Shares.

     C. Pursuant to Section 5.2 of the Merger Agreement, Parent represents and warrants that when the execution and delivery of the Merger Agreement and each of the Ancillary Agreements and the consummation of the transactions contemplated by the Merger Agreement and the Ancillary Agreements are duly and validly authorized by Parent's and MergerCo's Board of Directors, all corporate proceedings will have been taken and no other corporate proceedings on the part of Parent or MergerCo will be necessary to authorize the execution, delivery and performance by Parent and MergerCo of the Merger Agreement and each of the Ancillary Agreements.

     D. Pursuant to Section 6.5 of the Merger Agreement, Parent shall take all necessary or appropriate action to call a meeting of its Board of Directors within fourteen days after the execution of the Merger Agreement to consider and vote on the terms of the Merger and the execution of the Merger Agreement. Based on subsequent discussions among the parties, Parent's obligations under Section
6.5 were extended until April 5, 1996.

     E. Pursuant to Section 6.11, the Company shall deliver to Parent the Disclosure Schedules by March 19, 1996. Based on subsequent discussions among the parties, the Company's obligation to deliver the Disclosure Schedules under
Section 6.11 was extended until April 5, 1996.

     F. Pursuant to Section 8.4 of the Merger Agreement, Parent shall have completed and approved to its sole satisfaction customary business and legal due diligence with respect to the Company, its Subsidiaries and their respective businesses and, in the event the diligence is not satisfactory to Parent, Parent must deliver notice thereof to the Company within four (4) business days following receipt of the Company's audited financial statements for the year ended December 31, 1995.

     G.   The parties desire to modify the terms of Sections 1.22, 5.2, 6.5,
6.11 and 8.4 and such other terms of the Merger Agreement as set forth below.

                               A G R E E M E N T
                               -----------------

     NOW THEREFORE, in consideration of the foregoing premises and mutual covenants herein provided, the parties agree as follows:

     1. Section 1.22 of the Merger Agreement is hereby amended to read in its entirety as follows:

          "MERGER SHARES" shall mean 850,000 shares of Parent Common Stock minus the Reduction Shares, which Merger Shares are to be exchanged for the Company Common Stock and the Company Preferred Stock pursuant to this Agreement. Notwithstanding the foregoing, in the event the average closing sale prices of the Parent Common Stock on the Nasdaq National Market (as reported by the Wall Street Journal, or if not so reported as reported by another authoritative source) over the five (5) trading day period ending on (and including) one day prior to the Closing Date (the "Average Price") is between $21.169 and $18.55 (inclusive), the Merger Shares shall be determined by dividing $17,993,500 by the Average Price less the Reduction Shares. If the Average Price is less than $18.55, the Merger Shares shall equal 970,000 shares of Parent Common Stock less the Reduction Shares.

     2. The second sentence of Section 5.2 of the Merger Agreement is hereby amended to read in its entirety as follows:

          "The execution and delivery of this Agreement and each of the Ancillary Agreements and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by Parent's and MergerCo's Board of Directors all corporate proceedings have been taken and no other corporate proceedings on the part of Parent or MergerCo are necessary to authorize the execution, delivery and performance by Parent and MergerCo of this Agreement and each of the Ancillary Agreements."

     3. Parent has delivered notice of the satisfaction of its obligation set forth in Section 6.5 of the Merger Agreement. This Paragraph 3 shall supersede the obligations contained in Section 6.5 of the Merger Agreement and shall satisfy the condition to closing set forth in Section 8.12 of the Merger Agreement.

     4. The Company has delivered the Disclosure Schedules in satisfaction of its obligation set forth in Section 6.11 of the Merger Agreement. The representations and warranties set forth in Articles 4 and 4A of the Merger Agreement shall be effective as of April 11, 1996. The parties agree that the Company's obligation to deliver the Disclosure Schedules under Section 6.11 of the Merger Agreement was extended to April 11, 1996.

     5. Parent has completed its business and legal due diligence and such diligence is satisfactory to Parent. This Paragraph 5 shall satisfy the condition to closing set forth in Section 8.4 of the Merger Agreement.

     6. The parties further agree that their respective filings under the Hart Scott Act shall be made as of April 12, 1996.

     7. Except as amended by this Amendment No. 1, the Agreement and Plan of Reorganization will continue unmodified and in full force and effect.

     8. This Amendment No. 1 may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to Agreement and Plan of Reorganization to be duly executed as of the day and year first above written.


                           VETERINARY CENTERS OF AMERICA, INC.,
                           A DELAWARE CORPORATION



                           By:
                                -----------------------------------------------
                                Name:      Tomas W. Fuller
                                Title:     Chief Financial Officer, Vice
                                           President and Assistant Secretary



                           PRI MERGER COMPANY,
                           A DELAWARE CORPORATION



                           By:
                                -----------------------------------------------
                                Name:      Tomas W. Fuller
                                Title:     Chief Financial Officer, Vice
                                           President and Assistant Secretary

                           PETS RX, INC.,
                           A DELAWARE CORPORATION



                           By:
                                -----------------------------------------------
                                Name:
                                Title:


                           TRILON DOMINION PARTNERS, LLC



                           By:
                                -----------------------------------------------
                                Name:
                                Title:


                           HYPROM, S.A.
                           A SWISS CORPORATION



                           By:
                                -----------------------------------------------
                                Name:
                                Title:


                           ----------------------------------------------------
                           Richard Watson, individually and as Custodian for Andrew Watson


                           ----------------------------------------------------
                           Nancy P. Watson


                           ----------------------------------------------------
                           John W. Hunter

                                AMENDMENT NO. 2
                                      TO
                     AGREEMENT AND PLAN OF REORGANIZATION

     This Amendment No. 2 to that certain Agreement and Plan of Reorganization (the "Amendment No. 2") is dated this May 23, 1996, by and among Veterinary Centers of America, Inc., a Delaware corporation ("Parent"), PRI Merger Company, a Delaware corporation ("MergerCo"), Pets' Rx, Inc., a Delaware corporation (the "Company") and the persons identified on Schedule A hereto (each, a "Principal
                                         ----------
Stockholder" and collectively, the "Principal Stockholders").

                                R E C I T A L S
                                ---------------

     A.  Parent, MergerCo, the Company and the persons identified on Schedule A
                                                                     ----------
thereto have entered into that certain Agreement and Plan of Reorganization dated February 27, 1996, as amended by that certain Amendment No. 1 to Agreement and Plan of Reorganization dated April 11, 1996 (as amended, the "Merger Agreement"), pursuant to which MergerCo shall merge with and into the Company (the "Merger"), the separate existence of MergerCo shall cease and the Company shall continue as the surviving corporation. Terms used herein without definition shall have the meanings given those terms in the Merger Agreement.

     B. Pursuant to Section 6.3 of the Merger Agreement, the Company has agreed to use commercially reasonable efforts to cause a meeting of its stockholders (or written consent of its stockholders) to occur on or prior to March 31, 1996 to consider and vote on a proposal to approve the Merger Agreement, the Merger and the transactions contemplated thereby. The parties to the Merger Agreement wish to modify the terms of Section 6.3 of the Merger Agreement to state that the Company shall use commercially reasonable efforts to cause such meeting of its stockholders (or such written consent of its stockholders) to occur on or prior to June 17, 1996.

     C. Pursuant to Section 10.2 of the Merger Agreement, the Merger Agreement may be terminated and the Merger may be abandoned if the Merger shall not have been consummated on or before May 31, 1996 (the "Expiration Date"), provided that the terminating party shall not have materially breached its obligations under the Merger Agreement in any manner that shall have contributed to the failure to consummate the Merger by such date. The parties to the Merger Agreement wish to modify the terms of Section 10.2 of the Merger Agreement to extend the Expiration Date to June 20, 1996.

                               A G R E E M E N T
                               -----------------

     NOW THEREFORE, in consideration of the foregoing premises and mutual covenants herein provided, the parties agree as follows:

     1. Section 6.3 of the Merger Agreement is hereby amended and restated to read in its entirety as follows:

         "6.3 STOCKHOLDER APPROVAL. The Company shall take all necessary or appropriate action under Delaware Law and the Company Organizational Documents to call a meeting of its stockholders (or to take such action by written consent), to be held at the earliest practicable date, and the Company shall use commercially reasonable efforts to cause such meeting or vote by written consent to occur on or prior to June 14, 1996 to consider and vote on a proposal to approve this Agreement, the Merger and the transactions contemplated hereby and thereby."

     2. Section 10.2 of the Merger Agreement is hereby amended and restated to read in its entirety as follows:

         "10.2 CONSUMMATION OF MERGER. If the Merger shall not have been consummated on or before June 20, 1996; provided, in the case of a termination pursuant to this Section 10.2, the terminating party shall not have materially breached its obligations hereunder in any manner that shall have contributed to the failure to consummate the Merger by such date."

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 2 to Agreement and Plan of Reorganization to be duly executed as of the day and year first above written.

                                       Veterinary Centers of America, Inc.,
                                       a Delaware corporation

                                       By: /s/ Tomas W. Fuller
                                           -------------------------------------
                                           Name:   Tomas W. Fuller
                                           Title:  Chief Financial Officer, Vice
                                                   President and Assistant
                                                   Secretary


                                       PRI Merger Company,
                                       a Delaware corporation

                                       By: /s/ Tomas W. Fuller
                                           -------------------------------------
                                           Name:   Tomas W. Fuller
                                           Title:  Chief Financial Officer, Vice
                                                   President and Assistant
                                                   Secretary


                                       Pets' Rx, Inc.,
                                       a Delaware corporation

                                       By: /s/ Richard E. Watson
                                           -------------------------------------
                                           Name:   Richard E. Watson
                                           Title:  President

                                       Trilon Dominion Partners, LLC


                                       By:  /s/ William J. Hopke
                                            ------------------------
                                            Name:  William J. Hopke
                                            Title: C.O.O.

                                       Ilyprom, S.A.
                                       a Swiss corporation

                                       By:  /s/ C. Dinner
                                            -------------------------
                                            Name:  C. Dinner
                                            Title: President

                                       /s/ Richard Watson
                                       ------------------------------
                                       Richard Watson, individually and as
                                       Custodian for Andrew Watson

                                       /s/ Nancy P. Watson
                                       ------------------------------
                                       Nancy P. Watson

                                       /s/ John W. Hunter
                                       ------------------------------
                                       John W. Hunter

                                  SCHEDULE A

                            PRINCIPAL STOCKHOLDERS

Trilon Dominion Partners, LLC

Hyprom, S.A., A Swiss corporation

Richard Watson, individually and as
Custodian for Andrew Watson

Nancy P. Watson

John W. Hunter

                               AMENDMENT NO. 3
                                      TO
                     AGREEMENT AND PLAN OF REORGANIZATION


     This Amendment No. 3 to that certain Agreement and Plan of Reorganization (the "Amendment No. 3") is dated this June 7, 1996, by and among Veterinary Centers of America, Inc. a Delaware corporation ("Parent"), PRI Merger Company, a Delaware corporation ("MergerCo"), Pets' Rx. Inc., a Delaware corporation (the "Company"), and the persons identified on Schedule A hereto (each, a "Principal
                                          ----------
Stockholder" and collectively, the "Principal Stockholders").

                                   R E C I T A L S
                                   - - - - - - - -

     A. Parent, MergerCo, the Company and the persons identified on Schedule A thereto have entered into that certain Agreement and Plan of Reorganization, dated February 27, 1996, as amended by Amendment No. 1 to Agreement and Plan of Reorganization dated April 11, 1996 and by Amendment No. 2 to Agreement and Plan of Reorganization dated May 23, 1996 (as amended, the "Merger Agreement"), pursuant to which MergerCo shall merge with and into the Company (the "Merger"), the separate existence of MergerCo shall cease and the Company shall continue as the surviving corporation. Terms used herein without definition shall have the meanings given those terms in the Merger Agreement.

     B. Section 9.2.1 of the Merger Agreement sets forth certain terms and provisions governing the obligations of Parent to file with the Securities and Exchange Commission a registration statement on any appropriate form under the Securities Act of 1933, as amended, with respect to the offering and sale or other disposition of the Merger Shares to be issued in the Merger. The parties to the Merger Agreement desire to amend certain provisions thereof relating to the obligations of Parent to file certain post-effective amendments including certain Company Securityholders as selling stockholders and thus allowing such Company Securityholders an opportunity to effect sales of Merger Shares pursuant to the Registration Statement, all as more fully provided herein.

                                   A G R E E M E N T
                                   - - - - - - - - -

     NOW THEREFORE, in consideration of the foregoing premises and mutual covenants herein provided, the parties agree as follows:

     1. Section 9.2.1 of the Merger Agreement is hereby amended and restated to read in its entirety as follows:

     "SECTION 9.2.1 As promptly as reasonably practicable following the Closing, Parent shall file with the Securities and Exchange Commission (the "Commission") a registration statement (the "Registration Statement") on any appropriate form under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the offering and sale or other disposition of the Merger Shares to be issued in the Merger. Parent agrees to use all reasonable efforts to cause the Registration Statement to become effective as soon as reasonably practicable following its filing. The Principal Stockholders agree to cooperate with and provide assistance to Parent in connection with the registration and sale of the Merger Shares. Notwithstanding the foregoing, the Company and the Principal Stockholders acknowledge and agree that (a) Parent shall have no obligation to name in the Registration Statement any Principal Stockholder as a selling stockholder at the time of the original filing; provided, that, Parent files a post-effective amendment or amendments or, if necessary, a separate registration statement, and uses all reasonable efforts to cause such post effective amendments or separate registration statement to become effective on or prior to the second anniversary of the Closing Date including (as of such date) all Principal Stockholders as selling stockholders and thus allowing each Principal Stockholder an opportunity to effect sale of Merger Shares after such second anniversary and (b) with respect to all Company Securityholders other than Principal Stockholders (the "Minority Securityholders"), Parent shall have no obligation to name in the Registration Statement any Minority Securityholder as a selling stockholder at the time of the original filing; provided, that:

     (i) Parent files a post-effective amendment or amendments to the Registration Statement or, if necessary, a separate registration statement, and uses all reasonable efforts to cause such post effective amendments or separate registration statement to become effective on or prior to January 30, 1997 including (as of such date) all Minority Securityholders as selling stockholders so as to allow each Minority Securityholder an opportunity to effect sales of 33.33% of those Merger Shares received by such Minority Securityholder and not placed in escrow pursuant to the terms of the Merger Agreement and the Escrow Instrument;

     (ii) Parent files a post-effective amendment or amendments to the Registration Statement or, if necessary, a separate registration statement, and uses all reasonable efforts to cause such post effective amendments or separate registration statement to become effective on or prior to April 30, 1997 including (as of such date) all Minority Securityholders as selling stockholders so as to allow each Minority Securityholder an opportunity to effect sales of an additional 33.33% of those Merger Shares (not otherwise included in the post-effective amendment referred to in clause (i) above) received by such Minority Securityholder and not placed in escrow pursuant to the terms of the Merger Agreement and the Escrow Instrument; and

     (iii) Parent files a post-effective amendment or amendments to the Registration Statement or, if necessary, a separate registration statement, and uses all reasonable efforts to cause such post effective amendments or separate registration statement to become effective on or prior to July 30, 1997 including (as of such date) all Minority

     Securityholders as selling stockholders so as to allow each Minority Securityholder an opportunity to effect sales of all of the remaining Merger Shares received by such Minority Securityholder including, without limitation, those Merger Shares placed in escrow pursuant to the terms of the Merger Agreement and the Escrow Instrument."

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 3 to Agreement and Plan of Reorganization to be duly executed as of the day and year first above written.

                                  Veterinary Centers of America, Inc.,
                                  a Delaware corporation


                                  By:  /s/ Tomas W. Fuller
                                       -----------------------------------
                                       Name:  Tomas W. Fuller
                                       Title: Chief Financial Officer, Vice
                                              President and Assistant Secretary


                                  PRI Merger Company,
                                  a Delaware corporation


                                  By:  /s/ Tomas W. Fuller
                                       -----------------------------------
                                       Name:  Tomas W. Fuller
                                       Title: Chief Financial Officer, Vice
                                              President and Assistant Secretary



                                  Pets' Rx, Inc.,
                                  a Delaware corporation


                                  By:  /s/ Richard E. Watson
                                       -----------------------------------
                                       Name:  Richard E. Watson
                                       Title: President

                                  Trilon Dominion Partners, LLC


                                  By:  /s/ William J. Hopke
                                       -----------------------------------
                                       Name:  William J. Hopke
                                       Title: C.O.O.



                                  Hyprom, S.A.
                                  a Swiss corporation


                                  By:  /s/ C. Dinner
                                       -----------------------------------
                                       Name:  C. Dinner
                                       Title: President


                                  /s/ Richard Watson
                                  ----------------------------------------
                                  Richard Watson, individually and as
                                  Custodian for Andrew Watson


                                  /s/ Nancy P. Watson
                                  ----------------------------------------
                                  Nancy P. Watson


                                  /s/ John W. Hunter
                                  ----------------------------------------
                                  John W. Hunter

                                  SCHEDULE A

                            PRINCIPAL STOCKHOLDERS

Trilon Dominion Partners, LLC

Hyprom, S.A., a Swiss corporation

Richard Watson, individually and
as Custodian for Andrew Watson

Nancy P. Watson

John W. Hunter